WATER BAR

Water Bar at Water Park

JBG SMITH

QUARTERLY INVESTOR PACKAGE | Q3 2023

TABLE OF CONTENTS

LETTER TO SHAREHOLDERS
SECTION ONE

Q3 2023 EARNINGS RELEASE
SECTION TWO

Q3 2023 SUPPLEMENTAL INFORMATION
SECTION THREE

1900 Crystal Drive (underconstruction)

JBGS Divider

Management Letter

November 7, 2023

To Our Fellow Shareholders:

The office sector continues to find itself in turbulent waters as the Fed maintains high interest rates, the investment sales and debt markets remain largely frozen, and new leasing is still muted compared to pre-pandemic levels. Despite this persistent uneasiness, our confidence about our positioning within the sector continues to be supported by a unique set of intersecting demand drivers: Amazon’s HQ2, Virginia Tech’s Innovation Campus, the Department of Defense, and the rollout of our digital infrastructure platform in National Landing. HQ2’s opening last quarter continues to positively impact the neighborhood, with more Amazonians returning to the office, which we believe will translate to increased demand and absorption within our multifamily portfolio. In addition, we are bringing 55 new retailers to the submarket, with 27 currently open and the balance expected to open in the coming quarters, transforming National Landing into the vibrant, 18-hour environment we always envisioned. In October, we saw the delivery of two highly anticipated placemaking projects, Water Park and Dining in the Park, which are home to 12 new restaurants establishing National Landing as a culinary destination. Our 1,583 under-construction multifamily units in National Landing, set for first occupancy in early 2024, further contribute to this transformation, filling the area with much-needed new housing options delivering against relatively low levels of competitive supply. Rounding out National Landing’s overhaul is Virginia Tech’s Innovation Campus, which remains on pace to open its doors in 2024. We also successfully executed three non-core asset sales and advanced the shovel-readiness of our Development Pipeline, preparing for its monetization through either development, ground lease or land sale. All these developments, along with our continued prudent capital allocation, position us well for the current highly uncertain environment. Below are highlights since the last quarter:

$141.8 million of capital recycling transactions closed since the second quarter, despite challenging market conditions, representing an average yield of 3.8% (5.6% cap rate on the income-producing assets and approximately $44 PSF on the land parcel). These transactions include the sale of Falkland Chase, 5 M Street Southwest, and Stonebridge at Potomac Town Center. Proceeds were used to deleverage our balance sheet and provide capacity for accretive investments.

Delivered two transformative placemaking projects in the heart of National Landing: Water Park and Dining in the Park. Water Park features nine new eateries operated by emerging local-, minority- and women-led businesses, a gourmet pizzeria, and a wine and oyster bar overlooking the park. Dining in the Park is a unique indoor/outdoor dining concept by Michelin-rated chef Enrique Limardo of Seven Restaurant Group.

Our multifamily portfolio exhibited occupancy growth – up 190 basis points quarter-over-quarter ending at 95.6% – while maintaining a strong renewal rate of 55.2%. Additionally, Amazon’s return to office has benefitted our multifamily portfolio in National Landing, with the number of employees renting our units increasing over the last six months.

We executed over 434,000 square feet of office leases in the third quarter, our strongest quarter since 2021. This activity was driven mainly by two large Amazon renewals totaling 350,000 square feet in National Landing.

These leases were executed at 1770 Crystal Drive, where Amazon continues to lease 100% of the office portion of the building, and 241 18th Street South.

We continued to be a leader in ESG initiatives. We were awarded the United States Green Building Council (“USGBC”) Leadership Award for Organizational Excellence, and we maintained our 5-star GRESB ranking. Please see the ESG section on page 5 for more details.

Capital Allocation

The nearly 100 basis point increase in the 10-year treasury rate over the course of the third quarter has added to an already challenging environment for dispositions. That said, not all buyers exhibit the same degree of rate sensitivity, and the only way to uncover attractive selling opportunities is to remain active in the market. Despite the movement in rates impacting the timing of certain sales, since the end of last quarter, we successfully closed $141.8 million of non-core asset dispositions at our share including: (i) Falkland Chase, a 438-unit class-B multifamily asset in Silver Spring, Maryland for $95.0 million; (ii) 5 M Street Southwest, a Washington, DC land parcel entitled for over 664,000 square feet of potential development density for $29.5 million; and (iii) Stonebridge at Potomac Town Center in Woodbridge, Virginia for $17.3 million at our 10% share. These sales represent an average capitalization rate of 5.6% on the income-producing assets and approximately $44 per square foot on the land parcel. We used the proceeds from these sales to deleverage our balance sheet, creating capacity for accretive investments.

We expect new investments, including development projects, acquisitions, and share repurchases, to be largely funded, whether up front or after the fact, by asset recycling. We believe share repurchases continue to be the most accretive use of capital available to us, given the material discount to NAV. Our strong balance sheet and ample liquidity afford us the ability to capitalize on this disconnect. Year-to-date, we have repurchased 20.5 million shares at a weighted average price of $14.87 per share, totaling $304.7 million; and since the inception of our share repurchase program in 2020, we have repurchased 43.8 million shares, or 29% of shares and OP units outstanding as of December 31, 2019, at a weighted average price per share of $21.19, totaling $928.2 million.

Share buybacks are a form of capital return to investors, as are dividends. At our current discount to NAV, buybacks are more accretive to our long-term NAV per share than excess (above taxable income) dividend payout. Having bought back 29% of the shares and OP units that were outstanding when we began our buyback program, we are no longer paying $39.4 million in annual dividends on those securities. Our Board of Trustees, in consultation with management, continues to evaluate our dividend given our on-going capital recycling strategy, the upcoming delivery of our 1,583 under-construction multifamily units, and the expected performance and capital requirements of our commercial portfolio. When assessing our dividend level, we consider our projection of FAD per share as well as our projected taxable income and may adjust our dividend payout to preserve cash while continuing to cover our taxable income distribution requirements.

Financial and Operating Metrics

For the three months ended September 30, 2023, we reported Core FFO attributable to common shareholders of $41.0 million, or $0.40 per diluted share. Annualized NOI increased 1.0% quarter-over-quarter, excluding assets that were sold or recapitalized. Our multifamily portfolio ended the quarter at 96.9% leased and 95.6% occupied. Our office portfolio ended the quarter at 85.6% leased and 84.4% occupied. For second generation leases, the rental rate mark-to-market decreased 0.1%.

As of September 30, 2023, our Net Debt/Total Enterprise Value was 60.5%, and our Net Debt/Annualized Adjusted EBITDA was 8.1x. Our floating rate exposure remains limited, with 90.8% of our debt fixed or hedged as of the end

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of the third quarter, after accounting for in-place interest rate swaps and caps. The remaining floating rate exposure is tied to our non-core assets, or assets where the business plan warrants preserving flexibility.

We continue to be well-positioned with respect to our near-term debt maturities: (i) we have only $5.7 million of debt maturing by year end 2023, which is non-recourse asset-level financing related to an unconsolidated joint venture; (ii) our weighted average debt maturity stands at 4.0 years, after adjusting for by-right extension options; and (iii) we have zero debt maturities tied to office assets in National Landing until 2025. Our primarily non-recourse asset-level financing strategy is most valuable in an environment like today, providing a floor on our downside risk.

Operating Portfolio

Multifamily Trends

Our multifamily portfolio ended the quarter at 95.6% occupied, up 190 basis points quarter-over-quarter, and 96.9% leased, up 10 basis points quarter-over-quarter. Leasing during the quarter remained strong as we capitalized on lingering summer demand. Across our portfolio, we increased gross rents by 4.8% upon renewal for third quarter lease expirations, while achieving a 55.2% renewal rate. We continue to see concessions vary by submarket – National Landing is among the lowest in the DC metro submarkets in which we operate – with some recent burndown in select markets. Our multifamily portfolio generated 12.2% and 10.5% same store NOI growth for the three and nine months ended September 30, 2023. As we continue to transition to a majority multifamily company, we plan to expand our disclosure relating to our multifamily portfolio.

Looking forward, we expect leasing at 1900 Crystal Drive – two residential towers we are developing in National Landing totaling 808 units – will commence in early 2024. This delivery brings us one step closer to becoming a majority multifamily company, serves as a milestone introducing a new housing option to National Landing, and continues our placemaking efforts by connecting the north and south ends of Crystal Drive with a continuous streetscape of neighborhood-serving retail.

Market-Wide (DC Metro) Multifamily Trends (based on CoStar, UrbanTurf, and Apartment List data)

Multifamily fundamentals in our market remained generally solid. We believe, however, that the best opportunity for growth is still to come as the market reacts to an impending reduction in new deliveries which becomes more meaningful as another quarter elapses without any new starts. ApartmentList reported that vacancy climbed 0.4% compared to Q3 of last year, reaching 5.4%. Although this is modestly above the gateway market average of 4.9%, it represented slower vacancy growth than was observed in those markets – speaking to the DC metro’s relative stability. Rent growth in the DC market was modest at 1.1%, but outpaced the other gateway markets which only grew 0.4%. DC’s new supply pipeline market-wide (6%) according to CoStar is also less than some of the sunbelt markets like Austin (15%), Nashville (12%), or Jacksonville (10%) which should also help our rent growth on a relative basis. Finally, high home prices in our market, coupled with high interest rates and extremely low production, should keep renting even more in-favor than in lower cost sunbelt markets with more permissive new construction environments.

From a micro market perspective, we believe there is a positive story in the medium term resulting from limited go-forward new deliveries. Markets like the Ballpark and Union Market in DC, after several years of large-scale deliveries, now have just one project under construction between them, according to CoStar data. With new supply unlikely to start in the near term, and continued strong absorption, it is likely that these markets and their mixed-use amenity-rich environments will be able to drive rent in the future. The same goes for National Landing where we control nearly the entire under-construction pipeline with just one 500-unit asset under construction in between Crystal City and Potomac Yard outside our control. Given Amazon’s return-to-work mandate and its public commitment to hiring growth, we believe there will be ample opportunity to drive both occupancy and rent growth in our existing and new assets in that market.

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Office Trends

Our office portfolio ended the third quarter at 85.6% leased and 84.4% occupied. We executed 434,000 square feet of leases with a weighted average lease term of 5.5 years. The intersection of technology and defense continued to headline our leasing activity in National Landing, as 98% of the leases executed there were with Amazon, the Department of Defense, and government contractor tenants. This comes as no surprise given the submarket’s proximity to the Pentagon, deep bench of technology talent, and the 5G digital ecosystem we are rolling out.

In National Landing, much of our leasing activity comprised two large Amazon five-year renewals: 100% of the office component, approximately 260,000 square feet, at 1770 Crystal Drive, and 88,000 square feet at 241 18th Street South. Looking ahead, we expect our demand drivers in National Landing to help us capture an outsized share of new demand within the market. This is especially evident when looking at GSA tenants and government contractor concentration in the submarket, and we expect these tenants, which account for 44% of our annualized rent, will continue to be a sticky form of office demand despite the macroeconomic environment. Mission critical GSA agencies in National Landing comprise 87% of our GSA tenancy, and 96% of our government contractor tenants are located in National Landing.

Fundamentals in National Landing continue to benefit from the demand drivers at play in the submarket: Amazon’s HQ2 hiring, Virginia Tech’s new $1 billion Innovation Campus, 1,583 multifamily units currently under construction with expected delivery beginning early next year, and proximity to the Pentagon. Nonetheless, our efforts to re-lease certain spaces will be targeted toward buildings with long-term viability. As such, we expect to repurpose older, obsolete, and vacant buildings for redevelopment, conversion to multifamily, or another specialty use, ultimately reducing our competitive inventory in National Landing.

Market-Wide (DC Metro) Office Trends (based on JLL, CBRE, and Kastle Systems data)

The office leasing market is still defined by the same reduced and segmented demand environment as in the first half of the year. Tenants continue to express a strong preference for newer assets or those located within the most amenity-rich submarkets. JLL reported that nearly 60% of all Northern Virginia demand occurred in amenity locations versus single-use office districts. These tenant moves – as we’ve noted in the past – often come with a contraction in space as tenants attempt to design their way out of return-to-office challenges. Kastle data suggest the motivation for these space reductions – demonstrating a peak physical occupancy of 55.8% (on Tuesdays) across the region and an average of 47.4% as of their mid-October reporting. This percentage is below the 10-city average in both cases and reflects not only the continued struggle to bring non-defense federal employees back to the office, but also the general trend toward persistent hybrid work among nearly all tenant sectors in the market. By contrast, our defense-heavy tenancy in National Landing routinely posts approximately 70% peak day physical occupancy.

This fickle demand environment comes through in modest growth in vacancy rates – Northern Virginia vacancy climbed from 21.8% last quarter to 22.4% at the end of the third quarter based on JLL’s Q3 reporting. Despite that quarterly reversal, absorption for the year in Virginia remains positive, but at 1.3M square feet, represents just under 1% of inventory. DC also saw a modest uptick in vacancy to 19.1%, but absorption for the year is negative – not a surprising result for a market which continues to struggle with crime and negative environmental factors. We continue to believe that National Landing’s amenity base, safety, and relative value proposition will make it a compelling destination for tenants prioritizing amenities and seeking a close-in location that serves as a “relief valve” out of the challenged DC core. We also believe that an increasingly uncertain global security environment is likely to bolster demand for space in our submarket as the Department of Defense and its contractors take on growing responsibilities and challenges. These tenants tend to be heavier users of space, and we believe they

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remain a sector largely divorced from the broader government and private sector trends, as they move to more flexible workplaces given the nature of the work they do.

Perhaps the saving grace in this market preventing even more out-of-control vacancy is the extremely limited new supply pipeline. Across the region, construction totaled only 2.6M square feet – 0.7% of inventory, and much of that is committed space. Buildings also continue to come offline to feed modest levels of conversion activity. We don’t believe conversions will reach a scale that actually impacts the market, but the constraints on new supply from a financing perspective could be more meaningful over time – particularly considering strong tenant demand for new space. As long as financing and construction costs are high though, it’s likely that some of that tenant demand compresses down into the best of the existing assets given the massive spread between market rents and required rents for new construction.

From a capital markets perspective, transaction volume is still severely depressed, although we expect that to change from Q4 into the first half of next year as persistently high vacancy rates and limited demand put pressure on lenders to capitulate and take markdowns on assets that they have taken back over the past several years. While this is likely to result in some ugly comps in the market, we believe the return of office liquidity will be a net positive, particularly as some of the worst product begins to clear out and reset bases. A normalization of office transactions may also lead to some strong sales for well-leased trophy-quality assets that have benefitted from the flight to quality in the post-pandemic environment.

Environmental, Social, and Governance

In September, JBG SMITH was honored with the USGBC Leadership Award for Organizational Excellence. This national award is given to organizations whose vision, leadership, and commitment have significantly advanced the green building industry. We are proud to have achieved this award and look forward to continuing our ESG best practices, while seeking to set the standard for our industry.

In October, we received a 5-star rating in the GRESB Assessment for our operating portfolio and development pipeline, ranking second in our sector as a U.S. Diversified Office/Residential company and first in our sector in the development assessment for U.S. Residential Listed companies. We are proud to have achieved the highest available rating within the 2023 Real Estate Assessment, being honored as a Sector Leader for our development pipeline.  Our GRESB Public Disclosure Report Level for 2023 is an “A” and we ranked first in the comparison group of U.S. Office companies.

Lastly, the WHI Impact Pool acquired a 268-unit property.  With the addition of this asset, the WHI Impact Pool has invested in 2,833 affordable housing units across five jurisdictions.  This satisfies almost 95% of its goal to finance 3,000 units by 2025.

* * *

Right now, National Landing is undergoing perhaps one of the most drastic transformations on a citywide scale seen anywhere in the DC metro. To start, HQ2 is now open and firing on all cylinders, but not to be overlooked are the 1,500+ multifamily units we expect to deliver to the neighborhood in 2024 and 2025, coupled with the complete revitalization of the streetscape. At the same time, Virginia Tech continues to build out its $1 billion Innovation Campus, while the Pentagon and Department of Defense steadily produce demand as a result of heightened, sustained federal defense spending, boding well for our National Landing office portfolio and tenant base.

We continue to strategically advance our shift to a majority multifamily company by way of strategic non-core asset sales – three of which we closed since the end of the second quarter despite incredibly tight and challenging market conditions. At the same time, our prudent balance sheet management has enabled continued share buybacks that

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we expect to drive attractive long-term NAV per share growth. We accomplished all of this while also maintaining and growing our industry leading ESG initiatives.

Although market conditions are more challenging than they have been in years, our team continues to execute incredibly well. This is not an easy time in our industry, but we know that tough times do not last. Our strong balance sheet, prudent capital allocation strategy and dedicated team provide the sturdy foundation on which our future success is being built.

We thank you for your continued trust and confidence during these challenging times.

Sincerely,

W. Matthew Kelly

Chief Executive Officer

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Q3 2023 EARNINGS RELEASE

SECTION TWO

EXIT

8001 Woodmont Outdoor Terrace

Section Two – Earnings Release

FOR IMMEDIATE RELEASE

Earnings Release

CONTACT

Kevin Connolly

Senior Vice President, Portfolio Management

(240) 333-3837

kconnolly@jbgsmith.com

JBG SMITH ANNOUNCES THIRD QUARTER 2023 RESULTS

Bethesda, MD (November 7, 2023) - JBG SMITH (NYSE: JBGS), a leading owner and developer of high-quality, mixed-use properties in the Washington, DC market, today filed its Form 10-Q for the quarter ended September 30, 2023 and reported its financial results.

Additional information regarding our results of operations, properties, and tenants can be found in our Third Quarter 2023 Investor Package, which is posted in the Investor Relations section of our website at www.jbgsmith.com. We encourage investors to consider the information presented here with the information in that document.

Third Quarter 2023 Highlights

●	Net income (loss), Funds From Operations ("FFO") and Core FFO attributable to common shareholders were:

	THIRD QUARTER AND YEAR-TO-DATE COMPARISON
in millions, except per share amounts	Three Months Ended				Nine Months Ended
	September 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss) (1)	$(58.0)	$(0.58)	$(19.3)	$(0.17)	$(47.4)	$(0.45)	$104.0	$0.86
FFO	$40.1	$0.40	$40.1	$0.35	$106.5	$0.98	$125.0	$1.03
Core FFO	$41.0	$0.40	$41.2	$0.36	$118.0	$1.09	$121.0	$1.00

_____________

(1) Includes impairment losses recorded in connection with the preparation and review of our third quarter 2023 consolidated financial statements totaling $59.3 million related to real estate assets, and impairment losses recorded by our unconsolidated real estate ventures, of which our proportionate share was $3.3 million and $15.4 million in 2023 and 2022.

●	Annualized Net Operating Income ("NOI") for the three months ended September 30, 2023 was $319.8 million, compared to $317.5 million for the three months ended June 30, 2023, at our share. Excluding the assets that were sold or recapitalized, Annualized NOI for the three months ended September 30, 2023 was $313.7 million, compared to $310.7 million for the three months ended June 30, 2023, at our share.
o	The increase in Annualized NOI excluding the assets that were sold or recapitalized was substantially attributable to (i) an increase in our commercial portfolio NOI due to the burn off of free rent, partially offset by lower occupancy and higher utilities expense as a result of seasonality, and (ii) a decrease in our multifamily portfolio NOI due to higher concessions and turnover costs, partially offset by higher occupancy and rents.
●	Same Store NOI ("SSNOI") at our share increased 3.7% quarter-over-quarter to $76.9 million for the three months ended September 30, 2023. SSNOI at our share increased 0.5% year-over-year to $225.9 million for the nine months ended September 30, 2023.
o	The increase in SSNOI for the three months ended September 30, 2023 was substantially attributable to (i) higher occupancy and rents, partially offset by higher concessions and higher operating expenses in our multifamily portfolio and (ii) higher vacancy, partially offset by the burn off of free rent and an increase in parking revenue in our commercial portfolio.

Operating Portfolio

●	The operating commercial portfolio was 85.6% leased and 84.4% occupied as of September 30, 2023, compared to 86.3% and 84.0% as of June 30, 2023, at our share.
●	The operating multifamily portfolio was 96.9% leased and 95.6% occupied as of September 30, 2023, compared to 96.8% and 93.7% as of June 30, 2023, at our share.
●	Executed approximately 434,000 square feet of office leases at our share during the three months ended September 30, 2023, comprising approximately 9,000 square feet of first-generation leases and approximately 425,000 square feet of second-generation leases, which generated a 0.9% rental rate increase on a GAAP basis and a 0.1% rental rate decrease on a cash basis.
●	Executed approximately 757,000 square feet of office leases at our share during the nine months ended September 30, 2023, comprising approximately 50,000 square feet of first-generation leases and approximately 707,000 square feet of second-generation leases, which generated a 2.4% rental rate increase on a GAAP basis and a 0.7% rental rate increase on a cash basis.

Development Portfolio

Under-Construction

●	As of September 30, 2023, we had two multifamily assets under construction consisting of 1,583 units at our share.

Development Pipeline

●	As of September 30, 2023, we had 20 assets in the development pipeline consisting of 9.8 million square feet of estimated potential development density at our share.

Third-Party Asset Management and Real Estate Services Business

●	For the three months ended September 30, 2023, revenue from third-party real estate services, including reimbursements, was $23.9 million. Excluding reimbursements and service revenue from our interests in real estate ventures, revenue from our third-party asset management and real estate services business was $12.7 million, primarily driven by $5.8 million of property and asset management fees, $4.3 million of development fees, $1.3 million of other service revenue and $1.0 million of leasing fees.

Balance Sheet

●	As of September 30, 2023, our total enterprise value was approximately $4.1 billion, comprising 111.4 million common shares and units valued at $1.6 billion, and debt (net of premium / (discount) and deferred financing costs) at our share of $2.6 billion, less cash and cash equivalents at our share of $138.3 million.
●	As of September 30, 2023, we had $130.5 million of cash and cash equivalents ($138.3 million of cash and cash equivalents at our share), and $657.5 million of capacity under our revolving credit facility.
●	Net Debt to annualized Adjusted EBITDA at our share for the three months ended September 30, 2023 was 8.1x, and our Net Debt / total enterprise value was 60.5% as of September 30, 2023.

Investing and Financing Activities

●	On August 24, 2023, one of our unconsolidated real estate ventures sold Stonebridge at Potomac Town Center, a 504,327 square foot commercial asset in Woodbridge, Virginia, for $17.3 million at our 10.0% share.
●	On September 20, 2023, we sold Falkland Chase – South & West and Falkland Chase – North, multifamily assets in Silver Spring, Maryland, totaling 438 units, for $95.0 million.
●	An increase of $30.0 million in borrowings under our revolving credit facility.
●	We repurchased and retired 7.9 million common shares for $120.8 million, a weighted average purchase price per share of $15.24.

Subsequent to September 30, 2023:

●	On October 4, 2023, we sold 5 M Street Southwest, an asset in our development pipeline located in Washington, DC with an estimated potential development density of 664,700 square feet, for $29.5 million.
●	We repurchased and retired 2.0 million common shares for $28.0 million, a weighted average purchase price per share of $13.85, pursuant to a repurchase plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Dividends

●	On October 31, 2023, our Board of Trustees declared a quarterly dividend of $0.225 per common share, payable on December 1, 2023 to shareholders of record as of November 17, 2023.

About JBG SMITH

JBG SMITH owns, operates, invests in, and develops mixed-use properties in high growth and high barrier-to-entry submarkets in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Approximately two-thirds of JBG SMITH's holdings are in the National Landing submarket in Northern Virginia, which is anchored by four key demand drivers: Amazon's new headquarters; Virginia Tech's under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and JBG SMITH’s deployment of next-generation public and private 5G digital infrastructure. JBG SMITH's dynamic portfolio currently comprises 14.7 million square feet of high-growth office, multifamily, and retail assets at share, 99% of which are Metro-served. It also maintains a development pipeline encompassing 9.8 million square feet of mixed-use, primarily multifamily, development opportunities. JBG SMITH is committed to the operation and development of green, smart, and healthy buildings and plans to maintain carbon neutral operations annually. For more information on JBG SMITH please visit www.jbgsmith.com.

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this earnings release. We also note the following forward-looking statements: changes to the amount and manner in which tenants use space; our annual dividend per share and dividend yield; whether in the case of our under-construction assets and assets in the development pipeline, estimated square feet, estimated number of units and estimated potential development density are accurate; expected timing, completion, modifications and delivery dates for the projects we are developing; the ability of any or all of our demand drivers to materialize and their effect on economic impact, job growth, expansion of public transportation and related demand in the National Landing submarket; planned infrastructure and educational improvements related to Amazon's additional headquarters and the Virginia Tech Innovation Campus; our development plans related to National Landing; whether we will be able to successfully shift the majority of our portfolio to multifamily; and whether the allocation of capital to our share repurchase plan has any impact on our share price.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Pro Rata Information

We present certain financial information and metrics in this release "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Occupancy, non-GAAP financial measures, leverage metrics, operating assets and operating metrics presented in our investor package exclude our 10.0% subordinated interest in one commercial building, our 33.5% subordinated interest in four commercial buildings, and our 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.

Non-GAAP Financial Measures

This release includes non-GAAP financial measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why JBG SMITH's management believes that the presentation of these measures provides useful information to investors regarding JBG SMITH's financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this earnings release. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies. In addition to "at share" financial information, the following non-GAAP measures are included in this release:

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps and caps) and certain non-cash expenses (primarily depreciation and amortization expense on our assets). EBITDAre is computed in accordance with the definition established by the National Association of Real Estate Investment Trusts ("Nareit"). Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expense, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds, litigation settlement proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results.

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization expense related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, litigation settlement proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO adjusted for recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption (payments) refunds, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions, and other non-comparable income and expenses. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI") and "Annualized NOI" are non-GAAP financial measures management uses to assess an asset's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended September 30, 2023 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of September 30, 2023. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this earnings release. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

Definitions

"Development Pipeline" refers to assets that have the potential to commence construction subject to receipt of full entitlements, completion of design and market conditions where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of September 30, 2023. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

"First-generation" is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

"GAAP" means accounting principles generally accepted in the United States of America.

"In-Service" refers to commercial or multifamily operating assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of September 30, 2023.

"Non-Same Store" refers to all operating assets excluded from the same store pool.

"Same Store" refers to the pool of assets that were in-service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-generation" is a lease on space that had been vacant for less than nine months.

"Transaction and Other Costs" include pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.

"Under-Construction" refers to assets that were under construction during the three months ended September 30, 2023.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

in thousands	September 30, 2023	December 31, 2022

ASSETS
Real estate, at cost:
Land and improvements	$1,207,873	$1,302,569
Buildings and improvements	4,037,280	4,310,821
Construction in progress, including land	709,878	544,692
	5,955,031	6,158,082
Less: accumulated depreciation	(1,355,355)	(1,335,000)
Real estate, net	4,599,676	4,823,082
Cash and cash equivalents	130,522	241,098
Restricted cash	38,257	32,975
Tenant and other receivables	44,080	56,304
Deferred rent receivable	171,121	170,824
Investments in unconsolidated real estate ventures	296,397	299,881
Intangible assets, net	139,876	162,246
Other assets, net	217,903	117,028
Assets held for sale	28,336	—
TOTAL ASSETS	$5,666,168	$5,903,438

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans, net	$1,727,133	$1,890,174
Revolving credit facility	92,000	—
Term loans, net	716,953	547,072
Accounts payable and accrued expenses	135,085	138,060
Other liabilities, net	145,550	132,710
Total liabilities	2,816,721	2,708,016
Commitments and contingencies
Redeemable noncontrolling interests	444,361	481,310
Total equity	2,405,086	2,714,112
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,666,168	$5,903,438

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUE
Property rental	$120,294	$119,811	$364,919	$368,445
Third-party real estate services, including reimbursements	23,942	21,845	69,588	67,972
Other revenue	7,326	5,958	22,112	18,667
Total revenue	151,562	147,614	456,619	455,084
EXPENSES
Depreciation and amortization	50,265	50,056	152,914	157,597
Property operating	37,588	36,380	109,112	112,469
Real estate taxes	14,413	14,738	44,061	47,870
General and administrative:
Corporate and other	11,246	12,072	42,462	42,669
Third-party real estate services	21,405	21,230	67,333	72,422
Share-based compensation related to Formation Transaction and special equity awards	46	548	397	4,369
Transaction and other costs	1,830	1,746	7,794	4,632
Total expenses	136,793	136,770	424,073	442,028
OTHER INCOME (EXPENSE)
Loss from unconsolidated real estate ventures, net	(2,263)	(13,867)	(1,320)	(12,829)
Interest and other income, net	7,774	984	14,132	16,902
Interest expense	(27,903)	(17,932)	(80,580)	(50,251)
Gain on the sale of real estate, net	906	—	41,606	158,631
Loss on the extinguishment of debt	—	(1,444)	(450)	(3,073)
Impairment loss	(59,307)	—	(59,307)	—
Total other income (expense)	(80,793)	(32,259)	(85,919)	109,380
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(66,024)	(21,415)	(53,373)	122,436
Income tax expense	(77)	(166)	(672)	(2,600)
NET INCOME (LOSS)	(66,101)	(21,581)	(54,045)	119,836
Net (income) loss attributable to redeemable noncontrolling interests	7,926	2,546	5,961	(15,712)
Net (income) loss attributable to noncontrolling interests	168	(258)	703	(174)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(58,007)	$(19,293)	$(47,381)	$103,950
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.58)	$(0.17)	$(0.45)	$0.86
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	101,445	114,360	108,351	120,741

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(66,101)		$(21,581)		$(54,045)		$119,836
Depreciation and amortization expense	50,265		50,056		152,914		157,597
Interest expense	27,903		17,932		80,580		50,251
Income tax expense	77		166		672		2,600
Unconsolidated real estate ventures allocated share of above adjustments	4,499		7,725		12,781		27,048
EBITDA attributable to noncontrolling interests	(2)		(28)		(4)		(101)
EBITDA	$16,641		$54,270		$192,898		$357,231
Gain on the sale of real estate, net	(906)		—		(41,606)		(158,631)
Gain on the sale of unconsolidated real estate assets	(641)		—		(641)		(6,179)
Real estate impairment loss	59,307		—		59,307		—
Impairment related to unconsolidated real estate ventures (1)	3,319		15,401		3,319		15,401

EBITDAre	$77,720		$69,671		$213,277		$207,822
Transaction and other costs, net of noncontrolling interests (2)	1,830		1,746		7,794		4,598
Litigation settlement proceeds, net	(3,455)		—		(3,455)		—
(Income) loss from investments, net	221		567		(1,114)		(14,721)
Loss on the extinguishment of debt	—		1,444		450		3,073
Share-based compensation related to Formation Transaction and special equity awards	46		548		397		4,369
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(80)		(18)		(588)		(583)
Lease liability adjustments	—		—		(154)		—
Unconsolidated real estate ventures allocated share of above adjustments	31		34		33		2,079

Adjusted EBITDA	$76,313		$73,992		$216,640		$206,637

Net Debt to Annualized Adjusted EBITDA (3)	8.1	x	7.9	x	8.5	x	8.4	x

					September 30, 2023		September 30, 2022
Net Debt (at JBG SMITH Share)
Consolidated indebtedness (4)					$2,523,354		$2,382,429
Unconsolidated indebtedness (4)					79,992		215,341
Total consolidated and unconsolidated indebtedness					2,603,346		2,597,770
Less: cash and cash equivalents					138,282		272,388
Net Debt (at JBG SMITH Share)					$2,465,064		$2,325,382

Note: All EBITDA measures as shown above are attributable to common limited partnership units ("OP Units") and certain fully-vested incentive equity awards that may be convertible into OP Units.

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	Includes pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.
(3)	Quarterly Adjusted EBITDA is annualized by multiplying by four. Adjusted EBITDA for the nine months ended September 30, 2023 and 2022 is annualized by multiplying by 1.33.
(4)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	XX	2023	2022

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(58,007)	$(19,293)		$(47,381)	$103,950
Net income (loss) attributable to redeemable noncontrolling interests	(7,926)	(2,546)		(5,961)	15,712
Net income (loss) attributable to noncontrolling interests	(168)	258		(703)	174
Net income (loss)	(66,101)	(21,581)		(54,045)	119,836
Gain on the sale of real estate, net of tax	(906)	—		(41,606)	(155,506)
Gain on the sale of unconsolidated real estate assets	(641)	—		(641)	(6,179)
Real estate depreciation and amortization	48,568	47,840		147,681	150,599
Real estate impairment loss	59,307	—		59,307	—
Impairment related to unconsolidated real estate ventures (1)	3,319	15,401		3,319	15,401
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	2,984	4,999		8,855	18,285
FFO attributable to noncontrolling interests	168	(336)		703	(409)
FFO Attributable to OP Units	$46,698	$46,323		$123,573	$142,027
FFO attributable to redeemable noncontrolling interests	(6,600)	(6,227)		(17,050)	(17,070)
FFO Attributable to Common Shareholders	$40,098	$40,096		$106,523	$124,957

FFO attributable to OP Units	$46,698	$46,323		$123,573	$142,027
Transaction and other costs, net of tax and noncontrolling interests (2)	1,755	1,597		7,465	4,332
Litigation settlement proceeds, net	(3,455)	—		(3,455)	—
(Income) loss from investments, net of tax	165	567		(836)	(10,928)
(Gain) loss from mark-to-market on derivative instruments, net of noncontrolling interests	1,572	(2,779)		6,714	(8,173)
Loss on the extinguishment of debt	—	1,444		450	3,073
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(80)	(18)		(588)	(583)
Share-based compensation related to Formation Transaction and special equity awards	46	548		397	4,369
Lease liability adjustments	—	—		(154)	—
Amortization of management contracts intangible, net of tax	1,031	1,105		3,161	3,316
Unconsolidated real estate ventures allocated share of above adjustments	63	(416)		104	1,129
Core FFO Attributable to OP Units	$47,795	$48,371		$136,831	$138,562
Core FFO attributable to redeemable noncontrolling interests	(6,755)	(7,158)		(18,858)	(17,541)
Core FFO Attributable to Common Shareholders	$41,040	$41,213		$117,973	$121,021
FFO per common share - diluted	$0.40	$0.35		$0.98	$1.03
Core FFO per common share - diluted	$0.40	$0.36		$1.09	$1.00
Weighted average shares - diluted (FFO and Core FFO)	101,461	114,387		108,359	120,752

See footnotes on page 15.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)

(Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

FAD
Core FFO attributable to OP Units	$47,795	$48,371	$136,831	$138,562
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (3)	(9,225)	(10,094)	(28,621)	(37,096)
Straight-line and other rent adjustments (4)	(5,226)	(6,018)	(19,914)	(9,787)
Third-party lease liability assumption (payments) refunds	—	—	70	(25)
Share-based compensation expense	5,995	5,714	24,480	26,378
Amortization of debt issuance costs	3,372	1,122	6,022	3,433
Unconsolidated real estate ventures allocated share of above adjustments	875	(2,618)	1,918	(3,555)
Non-real estate depreciation and amortization	323	740	1,019	2,568
FAD available to OP Units (A)	$43,909	$37,217	$121,805	$120,478
Distributions to common shareholders and unitholders (B)	$26,801	$29,833	$84,104	$94,204
FAD Payout Ratio (B÷A) (5)	61.0%	80.2%	69.0%	78.2%

Capital Expenditures
Maintenance and recurring capital expenditures	$3,964	$4,944	$11,644	$15,855
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	10	84	45	478
Second-generation tenant improvements and leasing commissions	5,222	5,038	16,769	20,345
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	29	28	163	418
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	9,225	10,094	28,621	37,096
Non-recurring capital expenditures	10,422	13,832	31,019	40,194
Share of non-recurring capital expenditures from unconsolidated real estate ventures	—	9	5	58
First-generation tenant improvements and leasing commissions	7,288	13,627	14,587	22,274
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	94	321	647	1,038
Non-recurring capital expenditures	17,804	27,789	46,258	63,564
Total JBG SMITH Share of Capital Expenditures	$27,029	$37,883	$74,879	$100,660

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	Includes pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.
(3)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

NOI RECONCILIATIONS (NON-GAAP)

(Unaudited)

dollars in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income (loss) attributable to common shareholders	$(58,007)	$(19,293)	$(47,381)	$103,950
Add:
Depreciation and amortization expense	50,265	50,056	152,914	157,597
General and administrative expense:
Corporate and other	11,246	12,072	42,462	42,669
Third-party real estate services	21,405	21,230	67,333	72,422
Share-based compensation related to Formation Transaction and special equity awards	46	548	397	4,369
Transaction and other costs	1,830	1,746	7,794	4,632
Interest expense	27,903	17,932	80,580	50,251
Loss on the extinguishment of debt	—	1,444	450	3,073
Impairment loss	59,307	—	59,307	—
Income tax expense	77	166	672	2,600
Net income (loss) attributable to redeemable noncontrolling interests	(7,926)	(2,546)	(5,961)	15,712
Net income (loss) attributable to noncontrolling interests	(168)	258	(703)	174
Less:
Third-party real estate services, including reimbursements revenue	23,942	21,845	69,588	67,972
Other revenue	2,704	1,764	8,276	5,758
Loss from unconsolidated real estate ventures, net	(2,263)	(13,867)	(1,320)	(12,829)
Interest and other income, net	7,774	984	14,132	16,902
Gain on the sale of real estate, net	906	—	41,606	158,631

Consolidated NOI	72,915	72,887	225,582	221,015
NOI attributable to unconsolidated real estate ventures at our share	5,374	7,107	14,977	22,371
Non-cash rent adjustments (1)	(5,226)	(6,018)	(19,914)	(9,787)
Other adjustments (2)	5,803	6,230	17,820	20,689
Total adjustments	5,951	7,319	12,883	33,273
NOI	$78,866	$80,206	$238,465	$254,288
Less: out-of-service NOI loss (3)	(995)	(548)	(2,606)	(4,043)
Operating Portfolio NOI	$79,861	$80,754	$241,071	$258,331
Non-Same Store NOI (4)	3,003	6,626	15,181	33,512
Same Store NOI (5)	$76,858	$74,128	$225,890	$224,819

Change in Same Store NOI	3.7%		0.5%
Number of properties in Same Store pool	48		46

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and related party management fees.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared, including disposed properties, and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

Q3 2023 SUPPLEMENTAL INFORMATION

SECTION THREE

West Half Rooftop Lounge

ncb

Dining in the Park

JBG SMITH

SUPPLEMENTAL INFORMATION | Q3 2023

SEP
TABLE OF CONTENTS	SEPTEMBER 30, 2023

DISCLOSURES	SEPTEMBER 30, 2023

Disclosures

Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Consequently, the future results, financial condition and business of JBG SMITH Properties ("JBG SMITH", the "Company", "we", "us", "our" or similar terms) may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximate", "hypothetical", "potential", "believes", "expects", "anticipates", "estimates", "intends", "plans", "would", "may" or similar expressions in this Investor Package. We also note the following forward-looking statements: the impact of disruptions to the credit and capital markets on our ability to access capital, including refinancing maturing debt; potential Net Operating Income growth and the assumptions on which such growth is premised; our estimated future leverage (Net Debt/Annualized Adjusted EBITDA and Net Debt/Total Enterprise Value) profile; the economic impact, job growth, expansion of public transportation and related demand for multifamily and commercial properties of Amazon.com, Inc.'s ("Amazon") additional headquarters on the Washington, DC metropolitan area and National Landing and the speed with which such impact occurs and Amazon's plans for accelerated hiring and in-person work requirements; changes to the amount and manner in which tenants use space; long-term trends in demand for housing (including multifamily) within major urban employment centers; whether National Landing will benefit economically from its proximity to the Pentagon; whether Virginia Tech's Innovation Campus will open on the anticipated timeline; the anticipated growth of our target submarkets; the economic impact of Washington DC metropolitan area's diversification into technology; our annual dividend per share and dividend yield; annualized Net Operating Income; adjusted annualized Net Operating Income; expected timing, completion, modifications and delivery dates for the projects we are developing; the ability of any or all of our demand drivers to materialize at all or on the timeline anticipated and their effect on economic impact, job growth, expansion of public transportation and related demand in the National Landing submarket; and whether such demand drivers will help us capture an outsized share of demand within the National Landing market; planned infrastructure and educational improvements related to Amazon's additional headquarters; whether there will be opportunity to drive both occupancy and rent growth in our existing and new assets in National Landing; our ability to repurpose or redevelop buildings in National Landing; whether leasing at 1900 Crystal Drive will commence on the timeline anticipated; the impact of our role as the developer, property manager and retail leasing agent in connection with Amazon's new headquarters; the impact on our net asset value of the Amazon transactions; whether we will succeed in recycling our non-core assets to fund new investments, including development projects, acquisitions, and share repurchases; whether we will succeed in achieving the lease retention rates that we anticipate; whether we will succeed in re-leasing or otherwise strategically utilizing vacant properties; whether the allocation of capital to our share repurchase plan has any impact on our share price; whether in the case of our Under-Construction assets and assets in the Development Pipeline, estimated square feet, estimated number of units, earliest potential construction start, the estimated completion date, estimated stabilization date, Estimated Incremental Investment, Estimated Total Investment, Projected NOI Yield, weighted average Projected NOI Yield, weighted average completion date, yield on cost, weighted average stabilization date, intended type of asset use and potential tenants, Estimated Potential Development Density, and Estimated Stabilized NOI are accurate; whether our Under-Construction assets will deliver the Annualized NOI that we anticipate; whether our plans related to our investment in 5G wireless spectrum across National Landing will be a significant demand catalyst; whether the anticipated placemaking in National Landing will be realized; whether the number of retailers and multifamily units in National Landing will increase to the levels anticipated or open on the timelines anticipated; whether we will be able to successfully shift the majority of our portfolio to multifamily and concentrate our office portfolio in National Landing, and in the case of our Development Pipeline opportunities, Estimated Potential Development Density and estimated entitlement timeline including the potential for delays in the entitlement process; whether transaction volume will improve from the fourth quarter into the first half of 2024; whether a return of office liquidity will be a net positive to our performance; and whether we will be able to set ESG standards in our industry going forward.

Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. These factors include, among others: adverse economic conditions in the Washington, DC metropolitan area, the timing of and costs associated with development and property improvements, financing commitments, and general competitive factors. For further discussion of factors that could materially affect the outcome of our forward-looking statements and other risks and uncertainties, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cautionary Statement Concerning Forward-Looking Statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2022 and other periodic reports the Company files with the Securities and Exchange Commission. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date hereof.

Organization and Basis of Presentation

JBG SMITH, a Maryland real estate investment trust, owns, operates, invests in, and develops mixed-use properties in high growth and high barrier-to-entry submarkets in and around Washington, DC. Through an intense focus on placemaking, JBG SMITH cultivates vibrant, amenity-rich, walkable neighborhoods throughout the Washington, DC metropolitan area. Approximately two-thirds of JBG SMITH's holdings are in the National Landing submarket in Northern Virginia, which is anchored by four key demand drivers: Amazon's new headquarters;

DISCLOSURES	SEPTEMBER 30, 2023

Virginia Tech's under-construction $1 billion Innovation Campus; the submarket’s proximity to the Pentagon; and JBG SMITH’s deployment of next-generation public and private 5G digital infrastructure. In addition, our third-party asset management and real estate services business provides fee-based real estate services to the Washington Housing Initiative Impact Pool, the legacy funds formerly organized by The JBG Companies (the "JBG Legacy Funds") and other third parties.

The information contained in this Investor Package does not purport to disclose all items required by the accounting principles generally accepted in the United States of America ("GAAP") and is unaudited information, unless otherwise indicated.

Pro Rata Information

We present certain financial information and metrics in this Investor Package "at JBG SMITH Share," which refers to our ownership percentage of consolidated and unconsolidated assets in real estate ventures (collectively, "real estate ventures") as applied to these financial measures and metrics. Financial information "at JBG SMITH Share" is calculated on an asset-by-asset basis by applying our percentage economic interest to each applicable line item of that asset's financial information. "At JBG SMITH Share" information, which we also refer to as being "at share," "our pro rata share" or "our share," is not, and is not intended to be, a presentation in accordance with GAAP. Given that a substantial portion of our assets are held through real estate ventures, we believe this form of presentation, which presents our economic interests in the partially owned entities, provides investors valuable information regarding a significant component of our portfolio, its composition, performance and capitalization.

We do not control the unconsolidated real estate ventures and do not have a legal claim to our co-venturers' share of assets, liabilities, revenue and expenses. The operating agreements of the unconsolidated real estate ventures generally allow each co-venturer to receive cash distributions to the extent there is available cash from operations. The amount of cash each investor receives is based upon specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions.

With respect to any such third-party arrangement, we would not be in a position to exercise sole decision-making authority regarding the property, real estate venture or other entity, and may, under certain circumstances, be exposed to economic risks not present were a third-party not involved. We and our respective co-venturers may each have the right to trigger a buy-sell or forced sale arrangement, which could cause us to sell our interest, or acquire our co-venturers' interests, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. Our real estate ventures may be subject to debt, and the repayment or refinancing of such debt may require equity capital calls. To the extent our co-venturers do not meet their obligations to us or our real estate ventures or they act inconsistent with the interests of the real estate venture, we may be adversely affected. Because of these limitations, the non-GAAP "at JBG SMITH Share" financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.

Occupancy, non-GAAP financial measures, leverage metrics, operating assets and operating metrics presented in our investor package exclude our 10.0% subordinated interest in one commercial building, our 33.5% subordinated interest in four commercial buildings, and our 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures, as our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.

DISCLOSURES	SEPTEMBER 30, 2023

Definitions

See pages 48-52 for definitions of terms used in this Investor Package.

Non-GAAP Measures

This Investor Package includes non-GAAP measures. For these measures, we have provided an explanation of how these non-GAAP measures are calculated and why our management believes that the presentation of these measures provides useful information to investors regarding our financial condition and results of operations. Reconciliations of certain non-GAAP measures to the most directly comparable GAAP financial measure are included in this Investor Package. Our presentation of non-GAAP financial measures may not be comparable to similar non-GAAP measures used by other companies.

In addition to "at share" financial information, the following non-GAAP measures are included in this Investor Package:

●	Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
●	EBITDA for Real Estate ("EBITDAre")
●	Adjusted EBITDA
●	Funds from Operations ("FFO")
●	Core FFO
●	Funds Available for Distribution ("FAD")
●	Third-Party Asset Management and Real Estate Services Business
●	Pro Rata Adjusted General and Administrative Expenses
●	Net Operating Income ("NOI")
●	Annualized NOI
●	Estimated Stabilized NOI
●	Projected NOI Yield
●	Same Store NOI
●	Consolidated and Unconsolidated Indebtedness
●	Net Debt

COMPANY PROFILE	SEPTEMBER 30, 2023 (Unaudited)

Company Profile

Executive Officers		Company Snapshot as of September 30, 2023

W. Matthew Kelly	Chief Executive Officer and Trustee	Exchange/ticker	NYSE: JBGS
M. Moina Banerjee	Chief Financial Officer	Indicated annual dividend per share	$0.90
Kevin P. Reynolds	Chief Development Officer	Dividend yield	6.2%
George L. Xanders	Chief Investment Officer
Steven A. Museles	Chief Legal Officer	Total Enterprise Value (dollars in billions, except share price)
		Common share price	$14.46
		Common shares and common limited partnership units ("OP Units") outstanding (in millions) (1)	111.40
		Total market capitalization	$1.61
		Total consolidated and unconsolidated indebtedness at JBG SMITH Share	2.60
		Less: cash and cash equivalents at JBG SMITH Share	(0.14)
		Net Debt	$2.47
		Total Enterprise Value	$4.08

		Net Debt / Total Enterprise Value	60.5%

(1)	Includes certain fully-vested incentive equity awards that may be convertible into OP Units.

FINANCIAL HIGHLIGHTS	SEPTEMBER 30, 2023 (Unaudited)

Financial Highlights

dollars in thousands, except per share data	Three Months Ended		Nine Months Ended
	September 30, 2023		September 30, 2023

Summary Financial Results
Total revenue	$151,562		$456,619
Net loss attributable to common shareholders	$(58,007)		$(47,381)
Per diluted common share	$(0.58)		$(0.45)
Operating portfolio NOI	$79,861		$241,071
FFO (1)	$46,698		$123,573
Core FFO (1)	$47,795		$136,831
FAD (1)	$43,909		$121,805
FAD payout ratio	61.0%		69.0%
EBITDA (1)	$16,641		$192,898
EBITDAre (1)	$77,720		$213,277
Adjusted EBITDA (1)	$76,313		$216,640
Net Debt / total enterprise value	60.5%		60.5%
Net Debt to annualized Adjusted EBITDA	8.1	x	8.5	x

			September 30, 2023

Debt Summary (at JBG SMITH Share)
Total consolidated indebtedness (2)			$2,523,354
Total consolidated and unconsolidated indebtedness (2)			$2,603,346
Weighted average interest rates:
Variable rate debt (3)			6.11%
Fixed rate debt			4.35%
Total debt			4.81%
Cash and cash equivalents			$138,282

(1)	Attributable to OP Units, which include units owned by JBG SMITH, and certain incentive equity awards that may be convertible into OP Units.
(2)	Net of premium/discount and deferred financing costs.
(3)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike for consolidated debt and all debt was 3.16%, and 2.91%, and the weighted average maturity date of the interest rate caps was December 2024 and November 2024. The interest rate cap strike is exclusive of the credit spreads associated with the loans.

FINANCIAL HIGHLIGHTS – TRENDS	SEPTEMBER 30, 2023 (Unaudited)

Financial Highlights - Trends

Three Months Ended
dollars in thousands, except per share data, at JBG SMITH Share	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Commercial NOI	$47,175	$46,706	$49,522	$49,309	$52,167
Multifamily NOI	32,093	32,677	31,084	30,951	27,955
Ground Leases and Other NOI	593	597	617	637	632
Operating portfolio NOI	$79,861	$79,980	$81,223	$80,897	$80,754
Total Annualized NOI	$319,783	$317,473	$327,530	$322,284	$322,018

Net income (loss) attributable to common shareholders	$(58,007)	$(10,545)	$21,171	$(18,579)	$(19,293)
Per diluted common share	$(0.58)	$(0.10)	$0.19	$(0.17)	$(0.17)
FFO (1)	$46,698	$38,670	$38,205	$35,865	$46,323
Core FFO (1)	$47,795	$45,996	$43,040	$40,186	$48,371
FAD (1)	$43,909	$39,520	$38,376	$27,858	$37,217
FAD payout ratio	61.0%	70.1%	77.2%	106.3%	80.2%
EBITDA (1)	$16,641	$67,996	$108,261	$63,427	$54,270
EBITDAre (1)	$77,720	$67,996	$67,561	$63,431	$69,671
Adjusted EBITDA (1)	$76,313	$71,969	$68,358	$65,251	$73,992
Net Debt / total enterprise value	60.5%	57.0%	52.5%	47.7%	49.3%
Net Debt to annualized Adjusted EBITDA	8.1	x	8.3	x	7.8	x	8.6	x	7.9	x

Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022

Number of Operating Assets
Commercial	30	31	31	31	35
Multifamily	16	18	18	18	19
Ground Leases and Other	2	2	2	2	2
Total	48	51	51	51	56

Operating Portfolio % Leased
Commercial (2)	85.6%	86.3%	87.6%	88.5%	88.3%
Multifamily (3)	96.9%	96.8%	95.0%	94.5%	95.5%
Weighted Average	90.1%	90.6%	90.6%	90.9%	91.1%

Operating Portfolio % Occupied (4)
Commercial (2)	84.4%	84.0%	85.2%	85.1%	85.9%
Multifamily (3)	95.6%	93.7%	92.9%	93.6%	93.7%
Weighted Average	88.8%	88.0%	88.4%	88.5%	88.9%

See footnotes on page 9.

FINANCIAL HIGHLIGHTS – TRENDS	SEPTEMBER 30, 2023 (Unaudited)

Footnotes

Note: See appendices for reconciliations of non-GAAP financial measures to their respective comparable GAAP financial measures.

(1)	Attributable to OP Units, which include units owned by JBG SMITH, and certain incentive equity awards that may be convertible into OP Units.
(2)	Crystal City Marriott is excluded from the Percent Leased and the Percent Occupied metrics.
(3)	Includes Recently Delivered assets. 2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Leased and the Percent Occupied metrics as they are operated as short-term rental properties.
(4)	Percent Occupied excludes retail SF.

PORTFOLIO OVERVIEW	SEPTEMBER 30, 2023 (Unaudited)

Portfolio Overview

		100% Share	At JBG SMITH Share
							Annualized Rent
						Annualized	per Square Foot/
	Number of	Square Feet/	Square Feet/	%	%	Rent	Monthly Rent	Annualized NOI
	Assets	Units	Units	Leased	Occupied (1)	(in thousands)	Per Unit (2)	(in thousands)

Operating
Commercial (3)
National Landing	22	7,270,318	6,994,521	85.5%	84.2%	$255,717	$45.74	$168,003
Other VA	3	554,249	348,847	95.1%	95.7%	16,484	49.51	5,476
DC	3	812,387	513,162	79.1%	78.1%	25,777	64.07	9,916
MD	2	513,647	273,241	88.0%	86.4%	9,333	38.74	5,644
Commercial - total / weighted average	30	9,150,601	8,129,771	85.6%	84.4%	$307,311	$46.76	$189,039

Multifamily (4)
National Landing	4	2,856	2,856	97.9%	96.8%	$73,332	$2,336	$49,124
DC	11	3,140	3,140	96.5%	95.0%	100,510	2,543	66,024
MD	1	322	322	93.9%	91.9%	13,383	3,474	13,224
Multifamily – total / weighted average	16	6,318	6,318	96.9%	95.6%	$187,225	$2,499	$128,372

Ground Leases and Other (5)
Other VA	1	—	—	—	—	—	—	$400
DC	1	—	—	—	—	—	—	1,972
Ground leases and other – total	2	—	—	—	—	—	—	$2,372

Operating - Total / Weighted Average	48	9,150,601 SF/ 6,318 Units	8,129,771 SF/ 6,318 Units	90.1%	88.8%	$494,536	$46.76 per SF/ $2,499 per unit	$319,783

Development (6)

Under-Construction	2	1,583 Units	1,583 Units

Development Pipeline	20	12,534,000	9,797,300

(1)	Percent Occupied excludes retail SF.
(2)	For commercial assets, represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. For multifamily assets, represents monthly multifamily rent divided by occupied units; retail rent is excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of office tenants that only pay percentage rent. Occupied square footage may differ from leased square footage because leased square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(3)	Crystal City Marriott is excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics.
(4)	2221 S. Clark Street – Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent and Monthly Rent Per Unit metrics as they are operated as short-term rental properties.
(5)	Assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from Percent Leased, Percent Occupied, Annualized Rent and Annualized Rent per Square Foot metrics. See footnote (7) on page 23 for more information.
(6)	Refer to pages 40 – 42 for detail on Under-Construction assets and assets in the Development Pipeline.

CONDENSED CONSOLIDATED BALANCE SHEETS	SEPTEMBER 30, 2023 (Unaudited)

Condensed Consolidated Balance Sheets

in thousands	September 30, 2023	December 31, 2022

ASSETS
Real estate, at cost:
Land and improvements	$1,207,873	$1,302,569
Buildings and improvements	4,037,280	4,310,821
Construction in progress, including land	709,878	544,692
	5,955,031	6,158,082
Less: accumulated depreciation	(1,355,355)	(1,335,000)
Real estate, net	4,599,676	4,823,082
Cash and cash equivalents	130,522	241,098
Restricted cash	38,257	32,975
Tenant and other receivables	44,080	56,304
Deferred rent receivable	171,121	170,824
Investments in unconsolidated real estate ventures	296,397	299,881
Intangible assets, net	139,876	162,246
Other assets, net	217,903	117,028
Assets held for sale	28,336	—
TOTAL ASSETS	$5,666,168	$5,903,438

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgage loans, net	$1,727,133	$1,890,174
Revolving credit facility	92,000	—
Term loans, net	716,953	547,072
Accounts payable and accrued expenses	135,085	138,060
Other liabilities, net	145,550	132,710
Total liabilities	2,816,721	2,708,016
Commitments and contingencies
Redeemable noncontrolling interests	444,361	481,310
Total equity	2,405,086	2,714,112
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY	$5,666,168	$5,903,438

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	SEPTEMBER 30, 2023 (Unaudited)

Condensed Consolidated Statements of Operations

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUE
Property rental	$120,294	$119,811	$364,919	$368,445
Third-party real estate services, including reimbursements	23,942	21,845	69,588	67,972
Other revenue	7,326	5,958	22,112	18,667
Total revenue	151,562	147,614	456,619	455,084
EXPENSES
Depreciation and amortization	50,265	50,056	152,914	157,597
Property operating	37,588	36,380	109,112	112,469
Real estate taxes	14,413	14,738	44,061	47,870
General and administrative:
Corporate and other	11,246	12,072	42,462	42,669
Third-party real estate services	21,405	21,230	67,333	72,422
Share-based compensation related to Formation Transaction and special equity awards	46	548	397	4,369
Transaction and Other Costs	1,830	1,746	7,794	4,632
Total expenses	136,793	136,770	424,073	442,028
OTHER INCOME (EXPENSE)
Loss from unconsolidated real estate ventures, net	(2,263)	(13,867)	(1,320)	(12,829)
Interest and other income, net	7,774	984	14,132	16,902
Interest expense	(27,903)	(17,932)	(80,580)	(50,251)
Gain on the sale of real estate, net	906	—	41,606	158,631
Loss on the extinguishment of debt	—	(1,444)	(450)	(3,073)
Impairment loss	(59,307)	—	(59,307)	—
Total other income (expense)	(80,793)	(32,259)	(85,919)	109,380
INCOME (LOSS) BEFORE INCOME TAX EXPENSE	(66,024)	(21,415)	(53,373)	122,436
Income tax expense	(77)	(166)	(672)	(2,600)
NET INCOME (LOSS)	(66,101)	(21,581)	(54,045)	119,836
Net (income) loss attributable to redeemable noncontrolling interests	7,926	2,546	5,961	(15,712)
Net (income) loss attributable to noncontrolling interests	168	(258)	703	(174)
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(58,007)	$(19,293)	$(47,381)	$103,950
EARNINGS (LOSS) PER COMMON SHARE - BASIC AND DILUTED	$(0.58)	$(0.17)	$(0.45)	$0.86
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC AND DILUTED	101,445	114,360	108,351	120,741

Note: For complete financial statements, please refer to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

UNCONSOLIDATED REAL ESTATE VENTURES	SEPTEMBER 30, 2023 (Unaudited)

Unconsolidated Real Estate Ventures

in thousands, at JBG SMITH Share
BALANCE SHEET INFORMATION	September 30, 2023

Total real estate, at cost	$363,222
Less: accumulated depreciation	(32,992)
Real estate, net	330,230
Cash and cash equivalents	7,789
Other assets, net	52,070
Total assets	$390,089
Borrowings, net	$79,992
Other liabilities, net	20,633
Total liabilities	$100,625

	Three Months Ended	Nine Months Ended
OPERATING INFORMATION	September 30, 2023	September 30, 2023
Total revenue	$7,776	$22,165
Expenses:
Depreciation and amortization	2,984	8,855
Property operating	1,878	5,461
Impairment loss	2,978	2,978
Real estate taxes	1,174	3,499
Total expenses	9,014	20,793
Other income (expense):
Interest expense	(1,518)	(3,925)
Gain on the sale of real estate	463	463
Loss on the extinguishment of debt	(7)	(7)
Interest and other income, net	76	221

Net loss	$(2,224)	$(1,876)
Earnings and distributions in excess of our investment in unconsolidated real estate venture	80	588
Impairment of investment in unconsolidated real estate venture	(341)	(341)
Other	222	309
Loss from unconsolidated real estate ventures, net	$(2,263)	$(1,320)

OTHER TANGIBLE ASSETS AND LIABILITIES	SEPTEMBER 30, 2023 (Unaudited)

Other Tangible Assets and Liabilities

in thousands, at JBG SMITH Share	September 30, 2023

Other Tangible Assets, Net (1)
Restricted cash	$38,883
Tenant and other receivables, net	44,412
Other assets, net	168,093
Total Other Tangible Assets, Net	$251,388

Other Tangible Liabilities, Net
Accounts payable and accrued liabilities	$137,576
Other liabilities, net	83,979
Total Other Tangible Liabilities, Net	$221,555

(1)	Excludes cash and cash equivalents, and assets held for sale.

EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

EBITDA, EBITDAre and Adjusted EBITDA

dollars in thousands	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(66,101)		$(21,581)		$(54,045)		$119,836
Depreciation and amortization expense	50,265		50,056		152,914		157,597
Interest expense	27,903		17,932		80,580		50,251
Income tax expense	77		166		672		2,600
Unconsolidated real estate ventures allocated share of above adjustments	4,499		7,725		12,781		27,048
EBITDA attributable to noncontrolling interests	(2)		(28)		(4)		(101)
EBITDA	$16,641		$54,270		$192,898		$357,231
Gain on the sale of real estate, net	(906)		—		(41,606)		(158,631)
Gain on the sale of unconsolidated real estate assets	(641)		—		(641)		(6,179)
Real estate impairment loss	59,307		—		59,307		—
Impairment related to unconsolidated real estate ventures (1)	3,319		15,401		3,319		15,401

EBITDAre	$77,720		$69,671		$213,277		$207,822
Transaction and Other Costs, net of noncontrolling interests (2)	1,830		1,746		7,794		4,598
Litigation settlement proceeds, net	(3,455)		—		(3,455)		—
(Income) loss from investments, net	221		567		(1,114)		(14,721)
Loss on the extinguishment of debt	—		1,444		450		3,073
Share-based compensation related to Formation Transaction and special equity awards	46		548		397		4,369
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(80)		(18)		(588)		(583)
Lease liability adjustments	—		—		(154)		—
Unconsolidated real estate ventures allocated share of above adjustments	31		34		33		2,079

Adjusted EBITDA	$76,313		$73,992		$216,640		$206,637

Net Debt to Annualized Adjusted EBITDA (3)	8.1	x	7.9	x	8.5	x	8.4	x

Net Debt (at JBG SMITH Share)					September 30, 2023		September 30, 2022
Consolidated indebtedness (4)					$2,523,354		$2,382,429
Unconsolidated indebtedness (4)					79,992		215,341
Total consolidated and unconsolidated indebtedness					2,603,346		2,597,770
Less: cash and cash equivalents					138,282		272,388
Net Debt (at JBG SMITH Share)					$2,465,064		$2,325,382

Note: All EBITDA measures as shown above are attributable to OP Units and certain fully-vested incentive equity awards that may be convertible into OP Units.

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 53 for the components of Transaction and Other Costs.
(3)	Quarterly Adjusted EBITDA is annualized by multiplying by four. Adjusted EBITDA for the nine months ended September 30, 2023 and 2022 is annualized by multiplying by 1.33.
(4)	Net of premium/discount and deferred financing costs.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

FFO, Core FFO and FAD

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(58,007)	$(19,293)	$(47,381)	$103,950
Net income (loss) attributable to redeemable noncontrolling interests	(7,926)	(2,546)	(5,961)	15,712
Net income (loss) attributable to noncontrolling interests	(168)	258	(703)	174
Net income (loss)	(66,101)	(21,581)	(54,045)	119,836
Gain on the sale of real estate, net of tax	(906)	—	(41,606)	(155,506)
Gain on the sale of unconsolidated real estate assets	(641)	—	(641)	(6,179)
Real estate depreciation and amortization	48,568	47,840	147,681	150,599
Real estate impairment loss	59,307	—	59,307	—
Impairment related to unconsolidated real estate ventures (1)	3,319	15,401	3,319	15,401
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	2,984	4,999	8,855	18,285
FFO attributable to noncontrolling interests	168	(336)	703	(409)
FFO Attributable to OP Units	$46,698	$46,323	$123,573	$142,027
FFO attributable to redeemable noncontrolling interests	(6,600)	(6,227)	(17,050)	(17,070)
FFO Attributable to Common Shareholders	$40,098	$40,096	$106,523	$124,957

FFO attributable to OP Units	$46,698	$46,323	$123,573	$142,027
Transaction and Other Costs, net of tax and noncontrolling interests (2)	1,755	1,597	7,465	4,332
Litigation settlement proceeds, net	(3,455)	—	(3,455)	—
(Income) loss from investments, net of tax	165	567	(836)	(10,928)
(Gain) loss from mark-to-market on derivative instruments, net of noncontrolling interests	1,572	(2,779)	6,714	(8,173)
Loss on the extinguishment of debt	—	1,444	450	3,073
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(80)	(18)	(588)	(583)
Share-based compensation related to Formation Transaction and special equity awards	46	548	397	4,369
Lease liability adjustments	—	—	(154)	—
Amortization of management contracts intangible, net of tax	1,031	1,105	3,161	3,316
Unconsolidated real estate ventures allocated share of above adjustments	63	(416)	104	1,129
Core FFO Attributable to OP Units	$47,795	$48,371	$136,831	$138,562
Core FFO attributable to redeemable noncontrolling interests	(6,755)	(7,158)	(18,858)	(17,541)
Core FFO Attributable to Common Shareholders	$41,040	$41,213	$117,973	$121,021
FFO per common share - diluted	$0.40	$0.35	$0.98	$1.03
Core FFO per common share - diluted	$0.40	$0.36	$1.09	$1.00
Weighted average shares - diluted (FFO and Core FFO)	101,461	114,387	108,359	120,752

See footnotes on page 17.

FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

in thousands, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

FAD
Core FFO attributable to OP Units	$47,795	$48,371	$136,831	$138,562
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (3)	(9,225)	(10,094)	(28,621)	(37,096)
Straight-line and other rent adjustments (4)	(5,226)	(6,018)	(19,914)	(9,787)
Third-party lease liability assumption (payments) refunds	—	—	70	(25)
Share-based compensation expense	5,995	5,714	24,480	26,378
Amortization of debt issuance costs	3,372	1,122	6,022	3,433
Unconsolidated real estate ventures allocated share of above adjustments	875	(2,618)	1,918	(3,555)
Non-real estate depreciation and amortization	323	740	1,019	2,568
FAD available to OP Units (A)	$43,909	$37,217	$121,805	$120,478
Distributions to common shareholders and unitholders (B)	$26,801	$29,833	$84,104	$94,204
FAD Payout Ratio (B÷A) (5)	61.0%	80.2%	69.0%	78.2%

Capital Expenditures
Maintenance and recurring capital expenditures	$3,964	$4,944	$11,644	$15,855
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	10	84	45	478
Second-generation tenant improvements and leasing commissions	5,222	5,038	16,769	20,345
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	29	28	163	418
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	9,225	10,094	28,621	37,096
Non-recurring capital expenditures	10,422	13,832	31,019	40,194
Share of non-recurring capital expenditures from unconsolidated real estate ventures	—	9	5	58
First-generation tenant improvements and leasing commissions	7,288	13,627	14,587	22,274
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	94	321	647	1,038
Non-recurring capital expenditures	17,804	27,789	46,258	63,564
Total JBG SMITH Share of Capital Expenditures	$27,029	$37,883	$74,879	$100,660

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 53 for the components of Transaction and Other Costs.
(3)	Includes amounts, at JBG SMITH Share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

THIRD-PARTY ASSET MANAGEMENT AND REAL ESTATE SERVICES BUSINESS (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

Third-Party Asset Mgmt and Real Estate Services Business

in thousands, at JBG SMITH Share	Three Months Ended September 30, 2023
	Source of Revenue
	Third-Party	JBG SMITH	JBG Legacy
	Management	JV Partner (1)	Funds	Total

Service Revenue
Property management fees	$2,825	$1,279	$580	$4,684
Asset management fees	—	509	626	1,135
Development fees	4,146	140	10	4,296
Leasing fees	780	123	130	1,033
Construction management fees	205	62	—	267
Other service revenue	534	622	109	1,265
Total Revenue (2)	$8,490	$2,735	$1,455	$12,680
Pro rata adjusted general and administrative expense: third-party real estate services (3)				(9,945)
Total Services Revenue Less Allocated General and Administrative Expenses (4)				$2,735

(1)	Service revenues from unconsolidated real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the fees we earned from each consolidated and unconsolidated real estate venture.
(2)	Included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations are $10.9 million of reimbursement revenue and $0.4 million of service revenue from our economic interest in consolidated and unconsolidated real estate ventures that are excluded from this table.
(3)	Our personnel perform services for wholly owned properties and properties we manage on behalf of third parties, real estate ventures and the JBG Legacy Funds.

We allocate personnel and other costs to wholly owned properties (included in "Property operating expenses" and "General and administrative expense: corporate and other" in our consolidated statement of operations) and to properties owned by the third parties, real estate ventures and the JBG Legacy Funds (included in "General and administrative expense: third-party real estate services" in our consolidated statement of operations) using estimates of the time spent performing services related to properties in the respective portfolios and other allocation methodologies.

Allocated general and administrative expenses related to real estate ventures are calculated on an asset-by-asset basis by applying our real estate venture partners' respective economic interests to the total general and administrative expenses allocated to each asset. See "Pro Rata Adjusted General and Administrative Expenses" on the next page for a reconciliation of "General and administrative expenses: third-party real estate services" to "Pro Rata Adjusted General and Administrative Expenses."

(4)	Services revenue, excluding reimbursement revenue and service revenue from our economic interest in consolidated and unconsolidated real estate ventures, less allocated general and administrative expenses. Management uses this measure as a supplemental performance measure of its third-party asset management and real estate services business and believes it provides useful information to investors because it reflects only those revenue and expense items incurred by us and can be used to assess the profitability of the third-party asset management and real estate services business.

PRO RATA ADJUSTED GENERAL AND ADMINISTRATIVE EXPENSES (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

Pro Rata Adjusted G&A

in thousands	Three Months Ended September 30, 2023
		Adjustments (1)
	Per Statement				Pro Rata
	of Operations	A	B	C	Adjusted

General and Administrative Expenses
Corporate and other	$11,246	$—	$—	$580	$11,826
Third-party real estate services	21,405	—	(10,880)	(580)	9,945
Share-based compensation related to Formation Transaction and special equity awards	46	(46)	—	—	—

Total	$32,697	$(46)	$(10,880)	$—	$21,771

(1)	Adjustments:

A  -  Removes share-based compensation related to the Formation Transaction and special equity awards.

B  -  Removes $10.9 million of general and administrative expenses reimbursed by third-party owners of real estate we manage related to revenue which has been excluded from Service Revenue on page 18. Revenue from reimbursements is included in "Third-party real estate services, including reimbursements" in our consolidated statement of operations.

C  -  Reflects an adjustment to allocate our share of general and administrative expenses of unconsolidated real estate ventures from "Third-party real estate services" to "Corporate and other" and our consolidated real estate venture partners' share of general and administrative expenses from "Corporate and other" to "Third-party real estate services."

OPERATING ASSETS	SEPTEMBER 30, 2023 (Unaudited)

Operating Assets

dollars in thousands, at JBG SMITH Share				Plus: Signed	Plus: Incremental
		Q3 2023		But Not Yet	NOI from Assets	Adjusted
		Operating	Annualized	Commenced	in Initial	Annualized
	% Occupied	Portfolio NOI	NOI	Leases	Lease-up (1)	NOI

Commercial (2)
National Landing	84.2%	$41,916	$168,003	$5,000	$—	$173,003
Other VA	95.7%	1,369	5,476	236	—	5,712
DC	78.1%	2,479	9,916	256	—	10,172
MD	86.4%	1,411	5,644	132	—	5,776
Total / weighted average	84.4%	$47,175	$189,039	$5,624	$—	$194,663

Multifamily (3)
National Landing	96.8%	$12,281	$49,124	$—	$—	$49,124
DC	95.0%	16,506	66,024	192	—	66,216
MD	91.9%	3,306	13,224	—	413	13,637
Total / weighted average	95.6%	$32,093	$128,372	$192	$413	$128,977

Ground Leases and Other (4)
Other VA	—	$100	$400	$—	$—	$400
DC	—	493	1,972	—	—	1,972
Total	—	$593	$2,372	$—	$—	$2,372

Total / Weighted Average	88.8%	$79,861	$319,783	$5,816	$413	$326,012

(1)	Incremental revenue from commercial assets represents the burn-off of Free Rent and is calculated as Free Rent incurred at assets in their initial lease-up for the three months ended September 30, 2023 multiplied by four. Incremental revenue from multifamily assets in their initial lease-up is calculated as the product of units available for occupancy up to 95.0% occupancy and the weighted average monthly in-place rent per unit as of September 30, 2023, multiplied by 12, and assumes no rent growth. Excludes potential revenue from vacant retail space in multifamily assets in their initial lease-up.
(2)	Crystal City Marriott is excluded from the Percent Occupied metric.
(3)	2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Occupied metric as they are operated as short-term rental properties.
(4)	Assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Occupied metric.

SUMMARY & SAME STORE NOI (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

ummary & Sale Store NOI

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Three Months Ended September 30,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2023	2022	% Change
Same Store (2)
National Landing	26	7,270,318 SF/ 2,856 Units	6,994,521 SF/ 2,856 Units	88.5%	87.4%	$50,822	$50,403	0.8%
Other VA	4	554,249 SF	348,847 SF	95.1%	95.7%	4,783	5,029	(4.9)%
DC	15	812,387 SF/ 3,140 Units	513,162 SF/ 3,140 Units	93.6%	92.2%	18,783	17,245	8.9%
MD	3	513,647 SF/ 322 Units	273,241 SF/ 322 Units	91.3%	89.5%	2,470	1,451	70.2%
Total / weighted average	48	9,150,601 SF/ 6,318 Units	8,129,771 SF/ 6,318 Units	90.1%	88.8%	$76,858	$74,128	3.7%

Non-Same Store
National Landing	—	—	—	—	—	$(90)	$(91)	1.1%
Other VA	—	—	—	—	—	151	367	(58.9)%
DC	—	—	—	—	—	695	2,273	(69.4)%
MD	—	—	—	—	—	2,247	4,077	(44.9)%
Total / weighted average	—	—	—	—	—	$3,003	$6,626	(54.7)%

Total Operating Portfolio
National Landing	26	7,270,318 SF/ 2,856 Units	6,994,521 SF/ 2,856 Units	88.5%	87.4%	$50,732	$50,312	0.8%
Other VA	4	554,249 SF	348,847 SF	95.1%	95.7%	4,934	5,396	(8.6)%
DC	15	812,387 SF/ 3,140 Units	513,162 SF/ 3,140 Units	93.6%	92.2%	19,478	19,518	(0.2)%
MD	3	513,647 SF/ 322 Units	273,241 SF/ 322 Units	91.3%	89.5%	4,717	5,528	(14.7)%
Operating Portfolio - Total / Weighted Average	48	9,150,601 SF/ 6,318 Units	8,129,771 SF/ 6,318 Units	90.1%	88.8%	$79,861	$80,754	(1.1)%

See footnotes on page 22.

SUMMARY & SAME STORE NOI (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

dollars in thousands		100% Share	At JBG SMITH Share
						NOI for the Nine Months Ended September 30,
	Number of	Square Feet/	Square Feet/	%	%
	Assets	Units	Units	Leased (1)	Occupied (1)	2023	2022	% Change
Same Store (2)
National Landing	26	7,270,318 SF/ 2,856 Units	6,994,521 SF/ 2,856 Units	88.5%	87.4%	$152,603	$152,691	(0.1)%
Other VA	3	554,249 SF	348,847 SF	95.1%	95.7%	13,511	15,814	(14.6)%
DC	15	812,387 SF/ 3,140 Units	513,162 SF/ 3,140 Units	93.6%	92.2%	56,481	52,320	8.0%
MD	2	513,647 SF	273,241 SF	88.0%	86.4%	3,295	3,994	(17.5)%
Total / weighted average	46	9,150,601 SF/ 5,996 Units	8,129,771 SF/ 5,996 Units	90.0%	88.7%	$225,890	$224,819	0.5%

Non-Same Store
National Landing	—	—	—	—	—	$(155)	$(111)	(39.6)%
Other VA	1	—	—	—	—	1,108	8,518	(87.0)%
DC	—	—	—	—	—	1,905	11,237	(83.0)%
MD	1	322 Units	322 Units	93.9%	91.9%	12,323	13,868	(11.1)%
Total / weighted average	2	322 Units	322 Units	93.9%	91.9%	$15,181	$33,512	(54.7)%

Total Operating Portfolio
National Landing	26	7,270,318 SF/ 2,856 Units	6,994,521 SF/ 2,856 Units	88.5%	87.4%	$152,448	$152,580	(0.1)%
Other VA	4	554,249 SF	348,847 SF	95.1%	95.7%	14,619	24,332	(39.9)%
DC	15	812,387 SF/ 3,140 Units	513,162 SF/ 3,140 Units	93.6%	92.2%	58,386	63,557	(8.1)%
MD	3	513,647 SF/ 322 Units	273,241 SF/ 322 Units	91.3%	89.5%	15,618	17,862	(12.6)%
Operating Portfolio - Total / Weighted Average	48	9,150,601 SF/ 6,318 Units	8,129,771 SF/ 6,318 Units	90.1%	88.8%	$241,071	$258,331	(6.7)%

(1)	Crystal City Marriott, assets operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street), and assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Leased and Percent Occupied metrics.
(2)	Same Store refers to the pool of assets that were In-Service for the entirety of both periods being compared, which excludes assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

SUMMARY NOI (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

Summary NOI

dollars in thousands	NOI for the Three Months Ended September 30, 2023 at JBG SMITH Share
	Consolidated	Unconsolidated	Commercial	Multifamily	Ground Leases and Other (8)	Total
Number of operating assets	42	6	30	16	2	48
Property rental (1)	$104,891	$7,514	$64,752	$47,028	$625	$112,405
Tenant expense reimbursement	5,286	344	4,647	983	—	5,630
Other revenue (2)	11,759	229	5,737	6,251	—	11,988
Total revenue	121,936	8,087	75,136	54,262	625	130,023

Operating expenses	(47,354)	(2,535)	(27,688)	(22,169)	(32)	(49,889)
Ground rent expense	(273)	—	(273)	—	—	(273)
Total expenses	(47,627)	(2,535)	(27,961)	(22,169)	(32)	(50,162)

Operating Portfolio NOI (3)	$74,309	$5,552	$47,175	$32,093	$593	$79,861

Annualized NOI (4)	$297,575	$22,208	$189,039	$128,372	$2,372	$319,783
Additional Information
Free Rent (at 100% share)	$9,310	$679	$7,507	$2,482	$—	$9,989
Free Rent (at JBG SMITH Share)	$9,310	$146	$6,974	$2,482	$—	$9,456
Annualized Free Rent (at JBG SMITH Share) (5)	$37,240	$584	$27,896	$9,928	$—	$37,824
% occupied (at JBG SMITH Share) (6)	88.7%	92.4%	84.4%	95.6%	—	88.8%
Annualized base rent of signed leases, not commenced (at 100% share) (7)	$5,560	$468	$5,836	$192	$—	$6,028
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (7)	$5,560	$256	$5,624	$192	$—	$5,816

(1)	Property rental revenue excludes straight-line rent adjustments, other GAAP adjustments and commercial lease termination revenue and includes payments associated with assumed lease liabilities.
(2)	Includes $6.8 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $3.9 million of related party management fees at JBG SMITH Share. See definition of NOI on page 50.
(4)	Annualized NOI includes $6.0 million from sold or recapitalized assets.
(5)	Represents JBG SMITH's share of Free Rent for the three months ended September 30, 2023 multiplied by four.
(6)	Crystal City Marriott, assets operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street), and assets for which we are the ground lessor (1700 M Street and 1831/1861 Wiehle Avenue) are excluded from the Percent Occupied metric.
(7)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of September 30, 2023.
(8)	Includes 1700 M Street and 1831/1861 Wiehle Avenue for which we are the ground lessor. In 2021, the 1700 M Street ground lessee commenced construction on the site and provided us with a completion guarantee. The ground rent is currently $2.0 million per annum payable in equal quarterly installments. The ground rent will increase to $4.95 million per annum upon substantial completion of the ground lessee's construction but no later than December 4, 2023 and includes market escalations and CPI resets. The ground lease expires on December 4, 2117. Ground rent on 1831/1861 Wiehle Avenue commenced on July 1, 2022 and is currently $500,000 per annum payable in equal monthly installments. The ground lease expires on April 29, 2121.

SUMMARY NOI - COMMERCIAL (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

Summary NOI – Commercial

dollars in thousands	NOI for the Three Months Ended September 30, 2023 at JBG SMITH Share
	Consolidated	Unconsolidated	National Landing	Other VA	DC	MD	Total
Number of operating assets	24	6	22	3	3	2	30
Property rental (1)	$57,238	$7,514	$56,593	$1,396	$4,521	$2,242	$64,752
Tenant expense reimbursement	4,303	344	2,692	1,099	829	27	4,647
Other revenue (2)	5,508	229	5,131	247	(92)	451	5,737
Total revenue	67,049	8,087	64,416	2,742	5,258	2,720	75,136

Operating expenses	(25,153)	(2,535)	(22,500)	(1,373)	(2,779)	(1,036)	(27,688)
Ground rent expense	(273)	—	—	—	—	(273)	(273)
Total expenses	(25,426)	(2,535)	(22,500)	(1,373)	(2,779)	(1,309)	(27,961)

Operating Portfolio NOI (3)	$41,623	$5,552	$41,916	$1,369	$2,479	$1,411	$47,175

Annualized NOI (4)	$166,831	$22,208	$168,003	$5,476	$9,916	$5,644	$189,039
Additional Information
Free Rent (at 100% share)	$6,828	$679	$4,124	$1,902	$1,390	$91	$7,507
Free Rent (at JBG SMITH Share)	$6,828	$146	$4,053	$1,691	$1,166	$64	$6,974
Annualized Free Rent (at JBG SMITH Share) (5)	$27,312	$584	$16,212	$6,764	$4,664	$256	$27,896
% occupied (at JBG SMITH Share) (6)	83.8%	92.4%	84.2%	95.7%	78.1%	86.4%	84.4%
Annualized base rent of signed leases, not commenced (at 100% share) (7)	$5,368	$468	$5,000	$236	$468	$132	$5,836
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (7)	$5,368	$256	$5,000	$236	$256	$132	$5,624

(1)	Property rental revenue excludes straight-line rent adjustments, other GAAP adjustments and commercial lease termination revenue and includes payments associated with assumed lease liabilities.
(2)	Includes $4.9 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $2.2 million of related party management fees at JBG SMITH Share. See definition of NOI on page 50.
(4)	Annualized NOI includes $1.0 million from sold or recapitalized assets.
(5)	Represents JBG SMITH's share of Free Rent for the three months ended September 30, 2023 multiplied by four.
(6)	Crystal City Marriott is excluded from the Percent Occupied metric.
(7)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for office and retail spaces for which rent had not yet commenced as of September 30, 2023.

SUMMARY NOI - MULTIFAMILY (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

Summary NOI – Multifamily

dollars in thousands	NOI for the Three Months Ended September 30, 2023 at JBG SMITH Share
	Consolidated	National Landing	DC	MD	Total
Number of operating assets	16	4	11	1	16
Property rental (1)	$47,028	$18,359	$23,613	$5,056	$47,028
Tenant expense reimbursement	983	91	830	62	983
Other revenue (2)	6,251	2,426	3,324	501	6,251
Total revenue	54,262	20,876	27,767	5,619	54,262

Operating expenses	(22,169)	(8,595)	(11,261)	(2,313)	(22,169)
Ground rent expense	—	—	—	—	—
Total expenses	(22,169)	(8,595)	(11,261)	(2,313)	(22,169)

Operating Portfolio NOI (3)	$32,093	$12,281	$16,506	$3,306	$32,093

Annualized NOI (4)	$128,372	$49,124	$66,024	$13,224	$128,372
Additional Information
Free Rent (at 100% share)	$2,482	$933	$1,391	$158	$2,482
Free Rent (at JBG SMITH Share)	$2,482	$933	$1,391	$158	$2,482
Annualized Free Rent (at JBG SMITH Share) (5)	$9,928	$3,732	$5,564	$632	$9,928
% occupied (at JBG SMITH Share) (6)	95.6%	96.8%	95.0%	91.9%	95.6%
Annualized base rent of signed leases, not commenced (at 100% share) (7)	$192	$—	$192	$—	$192
Annualized base rent of signed leases, not commenced (at JBG SMITH Share) (7)	$192	$—	$192	$—	$192

(1)	Property rental revenue excludes straight-line rent adjustments, other GAAP adjustments and commercial lease termination revenue and includes payments associated with assumed lease liabilities.
(2)	Includes $1.9 million of parking revenue at JBG SMITH Share.
(3)	NOI excludes $1.7 million of related party management fees at JBG SMITH Share. See definition of NOI on page 50.
(4)	Annualized NOI includes $5.0 million from sold or recapitalized assets.
(5)	Represents JBG SMITH's share of Free Rent for the three months ended September 30, 2023 multiplied by four.
(6)	2221 S. Clark Street – Residential and 900 W Street are excluded from the Percent Occupied metric as they are operated as short-term rental properties.
(7)	Represents monthly base rent before Free Rent and straight-line rent adjustments, plus estimated tenant reimbursements for the month in which the lease commences, multiplied by 12. Includes only leases for retail spaces for which rent had not yet commenced as of September 30, 2023.

NOI RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

NOI Reconciliations

dollars in thousands	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss) attributable to common shareholders	$(58,007)	$(19,293)	$(47,381)	$103,950
Add:
Depreciation and amortization expense	50,265	50,056	152,914	157,597
General and administrative expense:
Corporate and other	11,246	12,072	42,462	42,669
Third-party real estate services	21,405	21,230	67,333	72,422
Share-based compensation related to Formation Transaction and special equity awards	46	548	397	4,369
Transaction and Other Costs	1,830	1,746	7,794	4,632
Interest expense	27,903	17,932	80,580	50,251
Loss on the extinguishment of debt	—	1,444	450	3,073
Impairment loss	59,307	—	59,307	—
Income tax expense	77	166	672	2,600
Net income (loss) attributable to redeemable noncontrolling interests	(7,926)	(2,546)	(5,961)	15,712
Net income (loss) attributable to noncontrolling interests	(168)	258	(703)	174
Less:
Third-party real estate services, including reimbursements revenue	23,942	21,845	69,588	67,972
Other revenue	2,704	1,764	8,276	5,758
Loss from unconsolidated real estate ventures, net	(2,263)	(13,867)	(1,320)	(12,829)
Interest and other income, net	7,774	984	14,132	16,902
Gain on the sale of real estate, net	906	—	41,606	158,631
Consolidated NOI	72,915	72,887	225,582	221,015
NOI attributable to unconsolidated real estate ventures at our share	5,374	7,107	14,977	22,371
Non-cash rent adjustments (1)	(5,226)	(6,018)	(19,914)	(9,787)
Other adjustments (2)	5,803	6,230	17,820	20,689
Total adjustments	5,951	7,319	12,883	33,273
NOI	$78,866	$80,206	$238,465	$254,288
Less: out-of-service NOI loss (3)	(995)	(548)	(2,606)	(4,043)
Operating Portfolio NOI	$79,861	$80,754	$241,071	$258,331
Non-Same Store NOI (4)	3,003	6,626	15,181	33,512
Same Store NOI (5)	$76,858	$74,128	$225,890	$224,819

Change in Same Store NOI	3.7%		0.5%
Number of properties in Same Store pool	48		46

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and related party management fees.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.
(4)	Includes the results of properties that were not In-Service for the entirety of both periods being compared, including disposed properties, and properties for which significant redevelopment, renovation or repositioning occurred during either of the periods being compared.
(5)	Includes the results of the properties that are owned, operated and In-Service for the entirety of both periods being compared.

LEASING ACTIVITY - OFFICE	SEPTEMBER 30, 2023 (Unaudited)

Leasing Activity – Office

square feet in thousands	Three Months Ended	Nine Months Ended
	September 30, 2023	September 30, 2023
Square feet leased:
At 100% share	436	783
At JBG SMITH Share	434	757
First-generation space: New	9	50
Second-generation space: New	45	90
Second-generation space: Renewal	380	617
Initial rent (1)	$47.73	$47.59
Straight-line rent (2)	$46.29	$46.49
Weighted average lease term (years)	5.5	5.2
Weighted average Free Rent period (months)	6.2	4.7
Second-generation space:
Square feet	425	707
Cash basis:
Initial rent (1)	$47.95	$47.88
Prior escalated rent	$47.99	$47.56
% change	(0.1)%	0.7%
GAAP basis:
Straight-line rent (2)	$46.45	$46.70
Prior straight-line rent	$46.03	$45.58
% change	0.9%	2.4%
Tenant improvements:
Per square foot	$17.44	$25.10
Per square foot per annum	$3.16	$4.80
% of initial rent	6.6%	10.1%
Leasing commissions:
Per square foot	$2.46	$3.98
Per square foot per annum	$0.45	$0.76
% of initial rent	0.9%	1.6%

Note: At JBG SMITH Share, unless otherwise indicated. The leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the commencement of property rental revenue in accordance with GAAP. Second-generation space represents square footage that was vacant for less than nine months. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot but are included in the GAAP basis rent per square foot.
(2)	Represents the GAAP basis weighted average rent per square foot that is recognized over the term of the respective leases, including the effect of Free Rent and fixed step-ups in rent.

NET EFFECTIVE RENT - OFFICE	SEPTEMBER 30, 2023 (Unaudited)

Net Effective Rent – Office

square feet in thousands, dollars per square feet, at JBG SMITH Share		Three Months Ended
	Five Quarter Weighted Average	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Square feet	231	434	210	114	193	207
Weighted average lease term (years)	5.6	5.5	5.9	3.0	4.2	8.0
Initial rent (1)	$47.55	$47.73	$45.49	$50.92	$49.20	$45.87
Base rent per annum (2)	$50.11	$50.83	$44.48	$51.50	$51.72	$52.06
Tenant improvements per annum	(6.17)	(3.16)	(6.39)	(10.59)	(7.21)	(8.84)
Leasing commissions per annum	(1.11)	(0.45)	(1.14)	(1.61)	(1.53)	(1.78)
Free Rent per annum	(3.76)	(4.50)	(1.68)	(3.52)	(3.65)	(4.57)
Net Effective Rent	$39.08	$42.72	$35.27	$35.78	$39.33	$36.87

National Landing
Square feet	206	383	178	103	183	184
Initial rent (1)	$47.45	$48.28	$43.55	$49.74	$49.24	$46.41
Net effective rent	$40.51	$47.20	$34.38	$34.66	$39.33	$36.93

Other VA
Square feet	16	43	27	9	1	1
Initial rent (1)	$52.58	$45.91	$59.38	$68.64	$31.81	$38.61
Net effective rent	$41.07	$29.49	$54.95	$57.57	$28.93	$30.76

DC
Square feet	4	—	5	—	7	9
Initial rent (1)	$51.48	$—	$38.85	$—	$54.07	$55.95
Net effective rent	$39.03	$—	$29.22	$—	$40.50	$42.94

MD
Square feet	5	8	—	2	1	13
Initial rent (1)	$31.16	$30.12	$—	$30.00	$28.70	$32.09
Net effective rent	$25.21	$23.86	$—	$27.73	$28.28	$25.44

Note: Leasing activity and related statistics are based on leases signed during the period and are not intended to coincide with the recognition of property rental revenue in accordance with GAAP. Weighted average lease term is weighted by SF and weighted average Free Rent period is weighted by Annualized Rent.

(1)	Represents the cash basis weighted average starting rent per square foot, which is generally indicative of market rents. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to monthly base rent. Most leases include Free Rent and periodic step-ups in rent which are not included in the initial cash basis rent per square foot.
(2)	Represents the weighted average base rent before Free Rent, plus estimated tenant reimbursements recognized over the term of the respective leases, including the effect of fixed step-ups in rent, divided by SF, and divided by years of lease term. Triple net leases are converted to a gross basis by adding estimated tenant reimbursements to base rent. Tenant reimbursements are estimated by escalating tenant reimbursements as of the respective reporting period, or management's estimate thereof, by 2.75% annually through the lease expiration year.

LEASE EXPIRATIONS	SEPTEMBER 30, 2023 (Unaudited)

Lease Expirations

		At JBG SMITH Share
							Estimated
					% of		Annualized
			% of	Annualized	Total	Annualized	Rent Per
	Number		Total	Rent	Annualized	Rent Per	Square Foot at
Year of Lease Expiration	of Leases	Square Feet	Square Feet	(in thousands)	Rent	Square Foot	Expiration (1)
Month-to-Month	41	79,217	1.1%	$1,395	0.4%	$17.62	$17.62
2023	33	401,968	5.7%	16,750	5.2%	41.67	41.80
2024	84	1,474,029	20.9%	69,873	21.7%	47.40	47.87
2025	72	495,602	7.0%	22,676	7.0%	45.76	47.04
2026	55	246,813	3.5%	12,303	3.8%	49.85	52.80
2027	35	506,399	7.2%	24,773	7.7%	48.92	53.40
2028	43	425,668	6.0%	20,595	6.4%	48.38	54.21
2029	29	198,813	2.8%	9,444	2.9%	47.50	56.28
2030	23	600,895	8.5%	29,181	9.1%	48.56	57.50
2031	26	550,400	7.8%	20,883	6.5%	37.94	41.29
Thereafter	83	2,085,382	29.5%	94,398	29.3%	46.13	58.07
Total / Weighted Average	524	7,065,186	100.0%	$322,271	100.0%	$45.87	$51.59

Note: Includes all leases as of September 30, 2023 for which a tenant has taken occupancy for office and retail space within our operating portfolio and assuming no exercise of renewal options or early termination rights. The weighted average remaining lease term for the entire portfolio is 5.5 years.

(1)	Represents monthly base rent before Free Rent, plus tenant reimbursements, as of lease expiration multiplied by 12 and divided by SF. Triple net leases are converted to a gross basis by adding tenant reimbursements to monthly base rent. Tenant reimbursements at lease expiration are estimated by escalating tenant reimbursements as of September 30, 2023, or management's estimate thereof, by 2.75% annually through the lease expiration year.

SIGNED BUT NOT YET COMMENCED LEASES	SEPTEMBER 30, 2023 (Unaudited)

Signed But Not Yet Commenced Leases

in thousands, at JBG SMITH Share		Total
		Annualized
		Estimated	Estimated Rent (1) for the Quarter Ending
Assets	C/U (2)	Rent (3)	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025

Commercial
Operating	C	$5,368	$330	$593	$879	$903	$1,292	$1,309
Operating	U	256	21	64	64	64	64	64
Total		$5,624	$351	$657	$943	$967	$1,356	$1,373

Multifamily
Operating	C	$192	$38	$48	$48	$48	$48	$48
Under construction	C	764	—	13	113	178	191	191
Total		$956	$38	$61	$161	$226	$239	$239

Total		$6,580	$389	$718	$1,104	$1,193	$1,595	$1,612

Note: Includes only leases for office and retail spaces for which rent had not yet commenced as of September 30, 2023.

(1)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is estimated to commence, multiplied by the applicable number of months for each quarter based on the lease's estimated commencement date.
(2)	"C" denotes a consolidated interest. "U" denotes an unconsolidated interest.
(3)	Represents contractual monthly base rent before Free Rent, plus estimated tenant reimbursements for the month in which the lease is expected to commence, multiplied by 12.

TENANT CONCENTRATION	SEPTEMBER 30, 2023 (Unaudited)

Tenant Concentration

dollars in thousands			At JBG SMITH Share
	Tenant	Number of Leases	Square Feet	% of Total Square Feet	Annualized Rent	% of Total Annualized Rent
1	U.S. Government (GSA)	37	1,810,310	25.6%	$71,826	22.3%
2	Amazon	7	980,347	13.9%	43,618	13.5%
3	Gartner, Inc	1	174,424	2.5%	12,878	4.0%
4	Lockheed Martin Corporation	2	207,095	2.9%	9,993	3.1%
5	Accenture LLP	2	116,736	1.7%	5,722	1.8%
6	Public Broadcasting Service	1	120,328	1.7%	4,871	1.5%
7	Evolent Health LLC	1	90,905	1.3%	4,841	1.5%
8	Booz Allen Hamilton Inc	3	107,415	1.5%	4,839	1.5%
9	Greenberg Traurig LLP	1	64,090	0.9%	4,617	1.4%
10	The International Justice Mission	1	74,833	1.1%	4,508	1.4%
11	Family Health International	1	59,514	0.8%	4,047	1.3%
12	American Diabetes Association	1	80,998	1.1%	3,791	1.2%
13	SAIC	4	69,357	1.0%	3,291	1.0%
14	Willis Towers Watson US LLC	1	61,653	0.9%	3,291	1.0%
15	National Consumer Cooperative	1	65,736	0.9%	3,236	1.0%
16	Management System Intl Inc	1	50,069	0.7%	2,877	0.9%
17	Whole Foods Market Group Inc	2	81,582	1.2%	2,732	0.8%
18	Cushman & Wakefield U.S. Inc	1	38,008	0.5%	2,543	0.8%
19	Food Marketing Institute	1	44,196	0.6%	2,386	0.7%
20	WeWork	1	41,647	0.6%	2,305	0.7%
	Other	454	2,725,943	38.6%	124,059	38.6%
	Total	524	7,065,186	100.0%	$322,271	100.0%

Note: Includes all leases as of September 30, 2023 for which a tenant has taken occupancy for office and retail space within our operating portfolio.

INDUSTRY DIVERSITY	SEPTEMBER 30, 2023 (Unaudited)

Industry Diversity

dollars in thousands			At JBG SMITH Share
		Number of		% of Total	Annualized	% of Total
	Industry	Leases	Square Feet	Square Feet	Rent	Annualized Rent
1	Government	41	1,819,667	25.8%	$72,283	22.4%
2	Business Services	38	1,411,463	20.0%	69,662	21.6%
3	Government Contractors	105	1,445,278	20.5%	68,849	21.4%
4	Member Organizations	36	551,434	7.8%	28,224	8.8%
5	Health Services	26	324,465	4.6%	15,061	4.7%
6	Real Estate	33	252,984	3.6%	10,999	3.4%
7	Food and Beverage	63	183,009	2.6%	10,538	3.3%
8	Legal Services	19	109,963	1.6%	7,302	2.3%
9	Communications	4	160,872	2.3%	6,765	2.1%
10	Educational Services	10	64,829	0.9%	3,107	1.0%
	Other	149	741,222	10.3%	29,481	9.0%
	Total	524	7,065,186	100.0%	$322,271	100.0%

Note: Includes all leases as of September 30, 2023 for which a tenant has taken occupancy for office and retail space within our operating portfolio.

PORTFOLIO SUMMARY	SEPTEMBER 30, 2023 (Unaudited)

Portfolio Summary

				Potential
	Number	Rentable	Number of	Development
	of Assets	Square Feet	Units (1)	Density (2)

Wholly Owned
Operating	42	12,961,484	6,318	—
Under-Construction (3)	2	1,214,951	1,583	—
Development Pipeline	11	—	—	8,442,000
Total	55	14,176,435	7,901	8,442,000

Real Estate Ventures
Operating	6	1,539,486	—	—
Under-Construction	—	—	—	—
Development Pipeline	9	—	—	4,092,000
Total	15	1,539,486	—	4,092,000

Total Portfolio	70	15,715,921	7,901	12,534,000

Total Portfolio (at JBG SMITH Share)	70	14,695,091	7,901	9,797,300

Note: At 100% share, unless otherwise indicated.

(1)	For Under-Construction assets, represents estimated number of units based on current design plans.
(2)	Includes estimated potential office, multifamily and retail development density.
(3)	See footnotes (3) and (4) on page 40.

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2023 (Unaudited)

faulProperty Table – Commercial

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q3 2022 ‑ 2023 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

National Landing
1550 Crystal Drive (5) (10)	National Landing	100.0%	C	Y / Y	1980 / 2020	556,847	448,601	108,246	95.0%	90.1%	96.0%	$22,522	$43.50	$47.44
2121 Crystal Drive (10)	National Landing	100.0%	C	Y / Y	1985 / 2006	509,922	504,335	5,587	89.7%	87.0%	100.0%	20,643	46.90	11.50
2345 Crystal Drive	National Landing	100.0%	C	Y / Y	1988 / 2019	499,675	491,783	7,892	55.4%	54.6%	100.0%	13,471	49.64	17.01
2231 Crystal Drive	National Landing	100.0%	C	Y / Y	1987 / 2009	468,907	416,980	51,927	72.7%	69.6%	97.4%	16,020	48.35	39.29
2011 Crystal Drive	National Landing	100.0%	C	Y / Y	1984 / 2006	440,510	433,748	6,762	58.5%	58.6%	50.3%	12,722	49.53	39.13
2451 Crystal Drive	National Landing	100.0%	C	Y / Y	1990 / 2019	402,375	390,318	12,057	86.3%	86.1%	92.6%	15,098	49.05	47.13
1235 S. Clark Street	National Landing	100.0%	C	Y / Y	1981 / 2007	384,576	336,230	48,346	96.2%	96.3%	95.0%	16,099	46.23	24.51
241 18th Street S. (5)	National Landing	100.0%	C	Y / Y	1977 / 2013	358,733	333,950	24,783	94.9%	94.5%	100.0%	13,872	42.46	18.84
1215 S. Clark Street	National Landing	100.0%	C	Y / Y	1983 / 2016	336,159	333,546	2,613	99.6%	100.0%	44.5%	11,416	34.11	33.32
201 12th Street S.	National Landing	100.0%	C	Y / Y	1987 / 2014	329,607	317,394	12,213	98.5%	98.5%	100.0%	12,575	38.43	46.25
251 18th Street S. (5)	National Landing	100.0%	C	Y / Y	1975 / 2013	309,450	293,818	15,632	100.0%	100.0%	100.0%	13,921	44.72	49.94
2200 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	283,608	283,608	—	57.0%	57.0%	—	7,561	46.77	—
1225 S. Clark Street	National Landing	100.0%	C	Y / Y	1982 / 2013	276,163	263,313	12,850	97.1%	97.0%	80.9%	10,771	41.36	20.15
1901 South Bell Street (5)	National Landing	100.0%	C	Y / Y	1968 / 2008	274,912	274,912	—	68.7%	68.7%	—	7,826	41.44	—
1770 Crystal Drive	National Landing	100.0%	C	Y / Y	2020 / N/A	273,787	259,651	14,136	100.0%	100.0%	100.0%	12,267	44.83	44.35
Crystal City Marriott (345 Rooms) (6)	National Landing	100.0%	C	Y / Y	1968 / 2019	266,000	—	—	—	—	—	—	—	—
2100 Crystal Drive	National Landing	100.0%	C	Y / Y	1968 / 2006	253,437	253,437	—	100.0%	100.0%	—	11,332	44.71	—
1800 South Bell Street	National Landing	100.0%	C	Y / Y	1969 / 2019	206,186	190,984	15,202	99.2%	100.0%	88.8%	8,322	43.26	4.43
200 12th Street S.	National Landing	100.0%	C	Y / Y	1985 / 2013	202,761	202,761	—	77.5%	77.5%	—	7,682	48.86	—
Crystal Drive Retail (5)	National Landing	100.0%	C	Y / Y	2003 / 2004	42,938	—	42,938	100.0%	—	100.0%	2,774	—	64.61
Crystal City Shops at 2100 (5)	National Landing	100.0%	C	Y / Y	1968 / 2006	42,171	—	42,171	100.0%	—	100.0%	431	—	10.22
Central Place Tower (7)	Rosslyn	50.0%	U	Y / Y	2018 / N/A	551,594	524,316	27,278	98.1%	98.0%	100.0%	36,781	69.89	31.16

Other VA
800 North Glebe Road	Ballston	100.0%	C	Y / Y	2012 / N/A	303,759	277,397	26,362	99.3%	100.0%	92.4%	$15,438	$51.02	$52.74
Rosslyn Gateway-North	Rosslyn	18.0%	U	Y / Y	1996 / 2014	146,902	137,676	9,226	66.8%	65.2%	91.4%	4,135	42.57	37.38
Rosslyn Gateway-South	Rosslyn	18.0%	U	Y / Y	1961 / N/A	103,588	96,004	7,584	66.1%	71.3%	—	1,677	24.49	—

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2023 (Unaudited)

													Office
													Annualized	Retail
				Same Store (2):								Annualized	Rent Per	Annualized
		%		Q3 2022 ‑ 2023 /	Year Built /	Total	Office	Retail	%	Office %	Retail %	Rent	Square	Rent Per
Commercial Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Square Feet	Square Feet	Square Feet	Leased	Occupied	Occupied	(in thousands)	Foot (3)	Square Foot (4)

DC
2101 L Street	CBD	100.0%	C	Y / Y	1975 / 2007	375,493	344,173	31,320	76.1%	74.6%	92.6%	$19,162	$68.11	$57.84
The Foundry	Georgetown	9.9%	U	Y / Y	1973 / 2017	227,493	220,639	6,854	79.8%	79.2%	100.0%	9,172	50.83	42.43
1101 17th Street	CBD	55.0%	U	Y / Y	1964 / 1999	209,401	199,647	9,754	88.6%	88.9%	82.8%	10,377	55.79	59.29

MD
One Democracy Plaza (7) (8)	Bethesda- Rock Spring	100.0%	C	Y / Y	1987 / 2013	213,139	211,001	2,138	85.5%	83.6%	70.5%	$5,153	$29.03	$20.95
4747 Bethesda Avenue (9)	Bethesda CBD	20.0%	U	Y / Y	2019 / N/A	300,508	286,199	14,309	96.9%	96.7%	100.0%	20,897	69.68	112.83

Operating - Total / Weighted Average						9,150,601	8,326,421	558,180	85.7%	84.7%	94.1%	$360,117	$48.31	$40.74

Total at JBG SMITH Share
National Landing						6,994,521	6,291,527	436,994	85.5%	84.2%	95.9%	$255,717	$45.74	$36.46
Other VA						348,847	319,459	29,388	95.1%	95.7%	88.1%	16,484	49.51	51.85
DC						513,162	475,799	37,363	79.1%	78.1%	91.3%	25,777	64.07	57.74
MD						273,241	268,241	5,000	88.0%	86.4%	87.4%	9,333	38.74	81.01
Operating - Total / Weighted Average						8,129,771	7,355,026	508,745	85.6%	84.4%	95.0%	$307,311	$46.76	$39.19

Number of Assets and Total Square Feet Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet	Square Feet
Q2 2023	31	9,654,017	8,179,411
Placed into service (10)	—	13,247	13,247
Dispositions (11)	(1)	(504,327)	(50,433)
Out-of-service adjustment	—	(12,599)	(12,599)
Portfolio reclassification	—	—	—
Building re-measurements	—	263	145
Other	—	—	—

Q3 2023	30	9,150,601	8,129,771

See footnotes on page 36.

PROPERTY TABLE - COMMERCIAL	SEPTEMBER 30, 2023 (Unaudited)

Footnotes

Note:  At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest and "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents annualized office rent divided by occupied office SF; annualized retail rent and retail SF are excluded from this metric. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent. Occupied office square footage may differ from leased office square footage because leased office square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Represents annualized retail rent divided by occupied retail SF. Annualized Rent and Annualized Rent per Square Foot exclude percentage rent and the square footage of tenants that only pay percentage rent. Occupied retail square footage may differ from leased retail square footage because leased retail square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(5)	The following assets contain space that is held for development or not otherwise available for lease. This out-of-service square footage is excluded from Square Feet, leased and occupancy metrics.

		Not Available
Commercial Asset	In-Service	for Lease
1550 Crystal Drive	556,847	1,721
241 18th Street S.	358,733	3,525
251 18th Street S.	309,450	29,996
1901 South Bell Street	274,912	1,924
Crystal Drive Retail	42,938	14,027
Crystal City Shops at 2100	42,171	30,044
2221 S. Clark Street - Office	-	35,182

(6)	Under the current management agreement, JBG SMITH receives 50% of the net cash flows from the hotel. Upon expiration on July 31, 2025, JBG SMITH expects to receive 100% of the cash flows. The Crystal City Marriott generated $3.8 million of Annualized NOI at JBG SMITH's share for the three months ended September 30, 2023.
(7)	The following assets are subject to ground leases:

Ground Lease
Commercial Asset	Expiration Date
Central Place Tower (a)(b)	6/2/2102
One Democracy Plaza	11/17/2084

(a)	The ground lease is recorded as a finance lease for accounting purposes; therefore, any expense is recorded as interest expense and excluded from NOI.
(b)	We have an option to purchase the ground lease at a fixed price.

(8)	Not Metro-Served.
(9)	Includes JBG SMITH's corporate office lease for approximately 84,400 SF.
(10)	In Q3 2023, we placed 13,247 SF of retail space into service at 1550 Crystal Drive and 2121 Crystal Drive.
(11)	See "Disposition and Recapitalization Activity" on page 43.

PROPERTY TABLE - MULTIFAMILY	SEPTEMBER 30, 2023 (Unaudited)

Property Table – Multifamily

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q3 2022 ‑ 2023 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

National Landing
RiverHouse Apartments	National Landing	100.0%	C	Y / Y	1960 / 2014	1,676	1,327,551	1,324,889	2,662	97.9%	96.5%	100.0%	$38,986	$2,004	$2.54
The Bartlett	National Landing	100.0%	C	Y / Y	2016 / N/A	699	619,372	577,295	42,077	97.7%	97.0%	100.0%	25,621	2,954	3.59
220 20th Street	National Landing	100.0%	C	Y / Y	2009 / N/A	265	271,476	269,913	1,563	98.1%	97.7%	100.0%	8,725	2,788	2.74
2221 S. Clark Street- Residential (6)	National Landing	100.0%	C	Y / Y	1964 / 2016	216	96,948	96,948	—	90.2%	86.6%	—	4,949	2,205	4.81

DC
West Half	Ballpark	100.0%	C	Y / Y	2019 / N/A	465	385,368	343,089	42,279	95.3%	93.1%	90.7%	$15,633	$2,575	$3.53
Fort Totten Square	Brookland/Fort Totten	100.0%	C	Y / Y	2015 / N/A	345	384,956	254,292	130,664	97.7%	94.2%	100.0%	10,003	1,942	2.64
The Wren	U Street/Shaw	100.0%	C	Y / Y	2020 / N/A	433	332,682	289,686	42,996	96.6%	95.2%	100.0%	12,257	2,209	3.31
The Batley	Union Market/NoMa/H Street	100.0%	C	Y / Y	2019 / N/A	432	300,388	300,388	—	96.8%	95.8%	—	12,390	2,494	3.58
WestEnd25	West End	100.0%	C	Y / Y	2009 / N/A	283	273,264	273,264	—	98.2%	97.2%	—	12,647	3,833	3.95
F1RST Residences	Ballpark	100.0%	C	Y / Y	2017 / N/A	325	270,928	249,456	21,472	96.5%	96.0%	88.4%	10,591	2,449	3.20
Atlantic Plumbing	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	310	245,143	221,788	23,355	95.5%	95.5%	89.2%	10,295	2,623	3.65
1221 Van Street	Ballpark	100.0%	C	Y / Y	2018 / N/A	291	225,530	202,715	22,815	96.6%	93.5%	93.1%	9,123	2,418	3.50
901 W Street	U Street/Shaw	100.0%	C	Y / Y	2019 / N/A	161	154,379	135,499	18,880	93.9%	96.3%	63.9%	5,868	2,700	3.23
900 W Street (6)	U Street/Shaw	100.0%	C	Y / Y	2019 / N/A	95	71,050	71,050	—	92.6%	83.2%	—	4,188	4,418	6.07
North End Retail	U Street/Shaw	100.0%	C	Y / Y	2015 / N/A	—	27,355	—	27,355	96.0%	—	96.0%	1,703	—	—

MD
8001 Woodmont	Bethesda CBD	100.0%	C	Y / N	2021 / N/A	322	363,979	344,405	19,574	93.9%	91.9%	95.1%	$13,383	$3,474	$3.24

Operating - Total / Weighted Average (6)						6,318	5,350,369	4,954,677	395,692	96.9%	95.6%	95.1%	$187,225	$2,499	$3.14

Under-Construction

National Landing
1900 Crystal Drive (7)	National Landing	—	C			808	633,985	595,315	38,670
2000/2001 South Bell Street (7)	National Landing	—	C			775	580,966	561,961	19,005

Under-Construction - Total						1,583	1,214,951	1,157,276	57,675

Total						7,901	6,565,320	6,111,953	453,367

PROPERTY TABLE - MULTIFAMILY	SEPTEMBER 30, 2023 (Unaudited)

														Monthly	Monthly
				Same Store (2):		Number	Total	Multifamily	Retail		Multifamily	Retail	Annualized	Rent	Rent Per
		%		Q3 2022 ‑ 2023 /	Year Built /	of	Square	Square	Square		%	%	Rent	Per	Square
Multifamily Assets	Submarket	Ownership	C/U (1)	YTD 2022 - 2023	Renovated	Units	Feet	Feet	Feet	% Leased	Occupied	Occupied	(in thousands)	Unit (3) (4)	Foot (4) (5)

Totals at JBG SMITH Share (6)

National Landing						2,856	2,315,347	2,269,045	46,302	97.9%	96.8%	100.0%	$73,332	$2,336	$2.84
DC						3,140	2,671,043	2,341,227	329,816	96.5%	95.0%	94.4%	100,510	2,543	3.42
MD						322	363,979	344,405	19,574	93.9%	91.9%	95.1%	13,383	3,474	3.24
Operating - Total/Weighted Average						6,318	5,350,369	4,954,677	395,692	96.9%	95.6%	95.1%	$187,225	$2,499	$3.14
Under-Construction assets						1,583	1,214,951	1,157,276	57,675

Number of Assets and Total Square Feet/Units Reconciliation
	Number of	At 100% Share	At JBG SMITH Share
Operating Assets	Assets	Square Feet/Units	Square Feet/Units
Q2 2023	18	5,685,266 SF/ 6,756 Units	5,685,266 SF/ 6,756 Units
Acquisitions	—	—	—
Placed into service	—	—	—
Dispositions (8)	(2)	(344,897) SF/ (438) Units	(344,897) SF/ (438) Units
Out-of-service adjustment	—	—	—
Portfolio reclassification	—	—	—
Building re-measurements	—	—	—

Q3 2023	16	5,350,369 SF/ 6,318 Units	5,350,369 SF/ 6,318 Units

Quarterly Rental Revenue and Occupancy Changes - Same Store Multifamily Assets
			Monthly Rent Per Unit (3)			Multifamily % Occupied			Annualized Rent (in thousands)
	Number of Assets	Number of Units	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	% Change	Q3 2023	Q3 2022	% Change
National Landing	3	2,640	$2,336	$2,184	7.0%	96.8%	95.8%	1.0%	$71,615	$66,295	8.0%
DC	9	2,916	2,542	2,418	5.1%	95.0%	92.5%	2.5%	84,521	78,286	8.0%
MD	1	161	3,474	3,311	4.9%	91.9%	74.8%	17.1%	6,170	4,787	28.9%
Total / Weighted Average	13	5,717	$2,471	$2,328	6.1%	95.8%	93.5%	2.3%	$162,306	$149,368	8.7%

Note: At JBG SMITH Share. Includes assets placed In-Service prior to July 1, 2022, adjusted for ownership interest at each date. Excludes North End Retail and assets which are operated as short-term rental properties (2221 S. Clark Street – Residential and 900 W Street).

See footnotes on page 39.

PROPERTY TABLE - MULTIFAMILY	SEPTEMBER 30, 2023 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	"C" denotes a consolidated interest and "U" denotes an unconsolidated interest.
(2)	"Y" denotes an asset as Same Store and "N" denotes an asset as Non-Same Store.
(3)	Represents multifamily rent divided by occupied multifamily units; retail rent is excluded from this metric. Occupied units may differ from leased units because leased units include leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(4)	Excludes North End Retail.
(5)	Represents multifamily rent divided by occupied multifamily SF; retail rent and retail SF are excluded from this metric. Occupied multifamily square footage may differ from leased multifamily square footage because leased multifamily square footage includes space for leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).
(6)	2221 S. Clark Street – Residential and 900 W Street are excluded from Percent Leased, Percent Occupied, Annualized Rent, Monthly Rent Per Unit and Monthly Rent per Square Foot metrics as they are operated as short-term rental properties.
(7)	See footnotes (3) and (4) on page 40.
(8)	See "Disposition and Recapitalization Activity" on page 43.

PROPERTY TABLE – UNDER-CONSTRUCTION	SEPTEMBER 30, 2023 (Unaudited)

Property Table – Under Construction

dollars in thousands
					Schedule (1)			At JBG SMITH Share
			Estimated	Estimated		Estimated			Estimated	Estimated
		%	Square	Number of	Construction	Completion	Estimated	Historical	Incremental	Total
Asset	Submarket	Ownership	Feet	Units	Start Date	Date	Stabilization Date	Cost (2)	Investment	Investment

Multifamily
National Landing
1900 Crystal Drive (3)	National Landing	—	633,985	808	Q1 2021	Q1 2024 - Q3 2024	Q1 2026	$362,587	$59,604	$422,191
2000/2001 South Bell Street (4)	National Landing	—	580,966	775	Q1 2022	Q1 2025 - Q3 2025	Q4 2026	172,521	170,914	343,435

Under-Construction - Total / Weighted Average			1,214,951	1,583

Under-Construction - Total / Weighted Average at JBG SMITH Share			1,214,951	1,583	Q3 2021	Q3 2024 - Q1 2025	Q3 2026	$535,108	$230,518	$765,626

Weighted average Projected NOI Yield at JBG SMITH Share:	Multifamily
Estimated Total Investment (5)	5.8%
Estimated Incremental Investment	19.2%
Estimated Stabilized NOI at JBG SMITH Share (dollars in millions)	$44.2

Note: At 100% share, unless otherwise noted.

(1)	Average dates are weighted by JBG SMITH Share of estimated SF.
(2)	Historical Cost excludes certain GAAP adjustments such as capitalized interest and ground lease costs. See definition of Historical Cost on page 49.
(3)	We leased the land underlying 1900 Crystal Drive to a lessee, which is constructing a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 1900 Crystal Drive, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. The ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $227.0 million. As of September 30, 2023, $171.3 million was outstanding under the mortgage loan. See page 45 for additional information. The ground lessee was obligated to invest $17.5 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide the additional project funding through a mezzanine loan to the ground lessee. We determined that 1900 Crystal Drive is a variable interest entity ("VIE") and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheets. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 1900 Crystal Drive's full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(4)	We leased the land underlying 2000/2001 South Bell Street to a lessee, which is constructing a multifamily asset comprising two towers with ground floor retail. The ground lessee has engaged us to be the development manager for the construction of 2000/2001 South Bell Street, and separately, we are the lessee in a master lease of the asset. We have an option to acquire the asset until a specified period after completion. The ground lessee entered into a mortgage loan collateralized by the leasehold interest with a maximum principal balance of $208.5 million. As of September 30, 2023, $18.8 million was outstanding under the mortgage loan. See page 45 for additional information. The ground lessee was obligated to invest $16.0 million of equity funding, all of which was funded, and JBG SMITH is obligated to provide additional project funding through a mezzanine loan to the ground lessee. We determined that 2000/2001 South Bell Street is a VIE and that we are the primary beneficiary of the VIE. Accordingly, we consolidated the VIE with the lessee's ownership interest shown as "Noncontrolling interests" in our condensed consolidated balance sheets. The ground lease, the mezzanine loan and the master lease described above are eliminated in consolidation. 2000/2001 South Bell Street's full cost, debt balance and other metrics are included at 100% in the at JBG SMITH Share metrics presented within this Investor Package.
(5)	Historical Cost of 1900 Crystal Drive includes $22.6 million of design costs, the majority of which were incurred prior to the Formation Transaction, that are not related to the current planned development. Excluding these costs, Projected NOI Yield on Estimated Total Investment would be 6.0%.

PROPERTY TABLE – DEVELOPMENT PIPELINE	SEPTEMBER 30, 2023 (Unaudited)

Property Table – Development

dollars in thousands

			Earliest
			Potential					Estimated
		%	Construction	Estimated Potential Development Density (SF)				Number of
Asset	Submarket	Ownership	Start Date (1)	Total	Office	Multifamily	Retail	Units

National Landing
Potomac Yard Landbay F/G/H	National Landing	50.0% / 100.0%	2024-2026	2,614,000	1,369,000	1,147,000	98,000	1,240
2250 Crystal Drive	National Landing	100.0%	2024	696,200	—	681,300	14,900	825
1415 S. Eads Street	National Landing	100.0%	2024	531,400	—	527,400	4,000	635
223 23rd Street	National Landing	100.0%	2024	492,100	—	484,100	8,000	610
3330 Exchange Avenue	National Landing	50.0%	2024	239,800	—	216,400	23,400	240
101 12th Street S.	National Landing	100.0%	2024	239,600	234,400	—	5,200	—
3331 Exchange Avenue	National Landing	50.0%	2024	180,600	—	164,300	16,300	170
RiverHouse Land	National Landing	100.0%	2025	1,988,400	—	1,960,600	27,800	1,665
2525 Crystal Drive	National Landing	100.0%	2025	373,000	—	370,000	3,000	370
1800 South Bell Street Land (2)	National Landing	100.0%	2026	255,000	245,000	—	10,000	—
DC
5 M Street Southwest (3)	Ballpark	100.0%	2023	664,700	—	648,400	16,300	650
Gallaudet Parcel 2-3 (4)	Union Market/NoMa/H Street	100.0%	2024	819,100	—	758,200	60,900	820
Capitol Point - North	Union Market/NoMa/H Street	100.0%	2024	738,300	—	705,500	32,800	760
Gallaudet Parcel 4 (4)	Union Market/NoMa/H Street	100.0%	2025	644,200	—	605,200	39,000	645
Other Development Parcels (5)				2,057,600	1,604,400	453,200	—	—

Total				12,534,000	3,452,800	8,721,600	359,600	8,630

Totals at JBG SMITH Share
National Landing				6,593,000	1,313,900	5,137,300	141,800	5,280
DC				3,058,600	149,600	2,760,000	149,000	2,875
Other				145,700	89,700	56,000	—	—
				9,797,300	1,553,200	7,953,300	290,800	8,155

			Fully Entitled	5,824,900	895,700	4,699,200	230,000	5,150
			Entitlement In Process	3,972,400	657,500	3,254,100	60,800	3,005
				9,797,300	1,553,200	7,953,300	290,800	8,155

Historical Cost at JBG SMITH Share (6)	$ 418,757

See footnotes on page 42.

PROPERTY TABLE – DEVELOPMENT PIPELINE	SEPTEMBER 30, 2023 (Unaudited)

Footnotes

Note: At 100% share, unless otherwise noted.

(1)	Represents the earliest potential year in which construction could commence, subject to receipt of full entitlements, completion of design and market conditions. Office developments are pre-lease dependent.
(2)	Currently encumbered by an operating commercial asset.
(3)	5 M Street Southwest was sold on October 4, 2023 for $29.5 million.
(4)	Controlled through an option to acquire a leasehold interest with estimated stabilized annual ground rent payments totaling approximately $3.8 million. As of September 30, 2023, the weighted average remaining term for the option is 1.7 years.
(5)	Comprises six assets in which we have a minority interest. 809,500 SF is currently encumbered by two operating commercial assets.
(6)	Historical Cost includes certain intangible assets, such as option and transferable density rights values recorded as part of the Formation Transaction; and excludes certain GAAP adjustments, such as capitalized interest and ground lease costs. See definition of Historical Cost on page 49.

DISPOSITION AND RECAPITALIZATION ACTIVITY	SEPTEMBER 30, 2023 (Unaudited)

Disposition Activity

dollars in thousands, at JBG SMITH Share

	Ownership				Total Square Feet/	Gross Sales
Assets	Percentage	Asset Type	Location	Date Disposed	Units (1)	Price

Q1 2023
Development Parcel (2)	100.0%	Development Pipeline	Arlington, VA	March 17, 2023	—	$5,500
Q2 2023
None
Q3 2023
Stonebridge at Potomac Town Center	10.0%	Commercial	Woodbridge, VA	August 24, 2023	50,433	$17,250
Falkland Chase-South & West / North	100.0%	Multifamily	Silver Spring, MD	September 20, 2023	438 Units	95,000
Subtotal						$112,250
Q4 2023 (To Date)
5 M Street Southwest (3)	100.0%	Development Pipeline	Washington, DC	October 4, 2023	664,700	$29,500

Total						$147,250

(1)	Square Feet for development pipeline assets represents Estimated Potential Development Density.
(2)	One of the parcels acquired in December 2020 along with the future development parcel formerly occupied by the Americana Hotel.
(3)	As of September 30, 2023, 5 M Street Southwest was classified as held for sale in our condensed consolidated balance sheet.

Recapitalization Activity:

On March 23, 2023, we sold an 80.0% pari-passu interest in 4747 Bethesda Avenue for a gross sales price of $196.0 million, representing a gross valuation of $245.0 million. In connection with the transaction, the real estate venture assumed the related $175.0 million mortgage loan.

DEBT SUMMARY	SEPTEMBER 30, 2023 (Unaudited)

Debt Summary

dollars in thousands, at JBG SMITH Share	2023	2024	2025	2026	2027	Thereafter	Total

Consolidated and Unconsolidated Principal Balance
Unsecured Debt:
Revolving credit facility ($750 million commitment)	$—	$—	$—	$—	$92,000	$—	$92,000
Term loans ($720 million commitment)	—	—	200,000	—	—	520,000	720,000
Total unsecured debt	—	—	200,000	—	92,000	520,000	812,000
Secured Debt:
Consolidated principal balance	—	121,251	391,029	276,339	197,788	755,003	1,741,410
Unconsolidated principal balance	5,735	8,132	33,000	—	35,000	—	81,867
Total secured debt	5,735	129,383	424,029	276,339	232,788	755,003	1,823,277

Total Consolidated and Unconsolidated Principal Balance	$5,735	$129,383	$624,029	$276,339	$324,788	$1,275,003	$2,635,277

% of total debt maturing	0.2%	4.9%	23.7%	10.5%	12.3%	48.4%	100.0%
% floating rate (1)	100.0%	6.3%	—	82.8%	44.9%	23.7%	26.2%
% fixed rate (2)	—	93.7%	100.0%	17.2%	55.1%	76.3%	73.8%

Weighted Average Interest Rates
Variable rate (3)	8.50%	7.82%	—	7.07%	6.30%	5.21%	6.11%
Fixed rate	—	3.97%	3.86%	5.43%	4.44%	4.64%	4.35%
Total Weighted Average Interest Rates	8.50%	4.21%	3.86%	6.79%	5.28%	4.78%	4.81%

	Revolving Credit Facility and Term Loans
	Revolving
	Credit	Tranche A‑1	Tranche A‑2	2023	Total/Weighted
	Facility	Term Loan	Term Loan	Term Loan	Average
Credit limit	$750,000	$200,000	$400,000	$120,000	$1,470,000
Outstanding principal balance	$92,000	$200,000	$400,000	$120,000	$812,000
Letters of credit	$467	$—	$—	$—	$467
Undrawn capacity	$657,533	$—	$—	$—	$657,533
Interest rate spread (4)	1.40%	1.14%	1.24%	1.25%	1.23%
All-In interest rate (5)	6.71%	2.60%	3.53%	5.26%	3.92%
Initial maturity date	Jun‑27	Jan‑25	Jan‑28	Jun‑28	—

Note: Amounts shown based on initial maturity date.

(1)	Floating rate debt includes floating rate loans with interest rate caps.
(2)	Fixed rate debt includes floating rate loans with interest rate swaps. Including interest rate caps, 90.8% of our debt is fixed or hedged.
(3)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike for consolidated debt and all debt was 3.16% and 2.91%, and the weighted average maturity date of the interest rate caps was December 2024 and November 2024. The interest rate cap strike is exclusive of the credit spreads associated with the loans.
(4)	The interest rate for the revolving credit facility excludes a 0.15% facility fee.
(5)	The all-in interest rate is inclusive of interest rate swaps. As of September 30, 2023, we had interest rates swaps for the Tranche A-1 Term Loan, the Tranche A-2 Term Loan and the 2023 Term Loan.

DEBT BY INSTRUMENT	SEPTEMBER 30, 2023 (Unaudited)

Debt by Instrument

dollars in thousands			Stated	Interest	Current	Initial	Extended
	%	Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	Ownership	Balance	Rate	Hedge (1)	Interest Rate (2)	Date	Date (3)

Consolidated
2101 L Street	100.0%	$121,251	3.97%	Fixed	3.97%	08/15/24	08/15/24
201 12th Street S., 200 12th Street S., and 251 18th Street S.	100.0%	83,319	7.94%	Fixed	7.94%	01/01/25	01/01/25
RiverHouse Apartments	100.0%	307,710	S + 1.39%	Swap	3.55%	04/01/25	04/01/25
1900 Crystal Drive (4)	—	171,339	S + 3.11%	Cap	7.61%	04/25/26	04/25/26
1215 S. Clark Street (5)	100.0%	105,000	S + 1.35%	Swap	5.43%	12/22/26	12/22/26
Tranche A‑1 Term Loan	100.0%	200,000	S + 1.14%	Swap	2.60%	01/14/25	01/14/27
8001 Woodmont	100.0%	102,151	4.82%	Fixed	4.82%	01/15/27	01/15/27
2000/2001 South Bell Street (6)	—	18,756	S + 2.25%	Cap	6.75%	01/22/27	01/22/27
1235 S. Clark Street	100.0%	76,881	3.94%	Fixed	3.94%	11/01/27	11/01/27
Tranche A‑2 Term Loan	100.0%	400,000	S + 1.24%	Swap	3.53%	01/13/28	01/13/28
Revolving Credit Facility (7)	100.0%	92,000	S + 1.40%	—	6.71%	06/29/27	06/29/28
2023 Term Loan	100.0%	120,000	S + 1.25%	Swap	5.26%	06/29/28	06/29/28
1225 S. Clark Street	100.0%	85,000	S + 1.70%	—	7.02%	07/27/28	07/27/28
WestEnd25	100.0%	97,500	S + 1.45%	Swap	4.16%	08/05/29	08/05/29
Multifamily Credit Facility (The Wren and F1RST Residences)	100.0%	187,557	5.13%	Fixed	5.13%	02/01/30	02/01/30
1221 Van Street	100.0%	87,253	S + 2.62%	Swap	6.59%	08/01/30	08/01/30
220 20th Street	100.0%	80,240	S + 2.62%	Swap	6.60%	08/01/30	08/01/30
The Bartlett (8)	100.0%	217,453	S + 2.62%	Cap	4.50%	08/01/30	08/01/30
Total Consolidated Principal Balance		2,553,410
Deferred financing costs and premium / (discount) - mortgage loans (9)		(16,080)
Deferred financing costs - revolving credit facility and term loans (9)		(13,976)
Total Consolidated Indebtedness		$2,523,354

Total Consolidated Indebtedness (net of premium / (discount) and deferred financing costs)
Mortgage loans		$1,727,133
Revolving credit facility		92,000
Deferred financing costs, net (included in other assets) (9)		(12,732)
Term loans		716,953
Total Consolidated Indebtedness		$2,523,354

DEBT BY INSTRUMENT	SEPTEMBER 30, 2023 (Unaudited)

dollars in thousands			Stated	Interest	Current	Initial	Extended
	%	Principal	Interest	Rate	Annual	Maturity	Maturity
Asset	Ownership	Balance	Rate	Hedge (1)	Interest Rate (2)	Date	Date (3)

Unconsolidated
Rosslyn Gateway - North, Rosslyn Gateway - South	18.0%	$45,175	S + 2.50%	—	7.82%	01/01/24	01/01/24
The Foundry (10)	9.9%	58,000	S + 5.50%	Cap	8.50%	12/12/23	12/12/24
1101 17th Street	55.0%	60,000	S + 1.31%	Swap	4.13%	06/13/25	06/13/25
4747 Bethesda Avenue (11)	20.0%	175,000	S + 1.35%	Cap	5.00%	02/20/27	02/20/27
Total Unconsolidated Principal Balance		338,175
Deferred financing costs and premium / (discount)		(9,252)
Total Unconsolidated Indebtedness		$328,923

Principal Balance at JBG SMITH Share
Consolidated principal balance at JBG SMITH Share		$2,553,410
Unconsolidated principal balance at JBG SMITH Share		81,867
Total Consolidated and Unconsolidated Principal Balance at JBG SMITH Share		$2,635,277

Indebtedness at JBG SMITH Share (net of premium / (discount) and deferred financing costs)
Consolidated indebtedness at JBG SMITH Share		$2,523,354
Unconsolidated indebtedness at JBG SMITH Share		79,992
Total Consolidated and Unconsolidated Indebtedness at JBG SMITH Share		$2,603,346

(1)	For floating rate loans with interest rate caps, the weighted average interest rate cap strike for consolidated debt and all debt was 3.16% and 2.91%, and the weighted average maturity date of the interest rate caps was December 2024 and November 2024. The interest rate cap strike is exclusive of the credit spreads associated with the loans.
(2)	September 30, 2023 one-month term SOFR of 5.32% applied to loans, which are denoted as floating (no swap) or floating with a cap, except as otherwise noted.
(3)	Represents the maturity date based on execution of all extension options. Many of these extensions are subject to lender covenant tests.
(4)	We leased the land associated with 1900 Crystal Drive to a lessee which will construct the asset. The ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $227.0 million. The base rate for this loan was 4.50% as of September 30, 2023. See footnote (3) on page 40 for additional information.
(5)	The notional value of the 1215 S. Clark Street interest rate swap was $47.5 million.
(6)	We leased the land associated with 2000/2001 South Bell Street to a lessee which will construct the asset. In December 2021, the ground lessee entered into a mortgage loan collateralized by the asset with a maximum principal balance of $208.5 million. The base rate for this loan was 4.50% as of September 30, 2023. See footnote (4) on page 40 for additional information.
(7)	September 30, 2023 daily SOFR of 5.31% applied to the revolving credit facility.
(8)	The cap strike rate for this loan was 1.99% as of September 30, 2023.
(9)	As of September 30, 2023, net deferred financing costs related to unfunded mortgage loans totaling $1.8 million and the revolving credit facility totaling $10.9 million were included in "Other assets, net" in our condensed consolidated balance sheet.
(10)	As of September 30, 2023, the loan is in default and the stated interest rate was the default interest rate. The base rate for this loan was 3.00% as of September 30, 2023.
(11)	The base rate for this loan was 3.65% as of September 30, 2023.

UNCONSOLIDATED REAL ESTATE VENTURES	SEPTEMBER 30, 2023 (Unaudited)

Unconsolidated Real

Estate Ventures

	Asset Type	City	Submarket	% Ownership	Total Square Feet

J.P. Morgan Global Alternatives (1)
Potomac Yard Landbay F/G	Development Pipeline	Alexandria, VA	National Landing	50.0%	1,614,000
3330 Exchange Avenue	Development Pipeline	Alexandria, VA	National Landing	50.0%	239,800
3331 Exchange Avenue	Development Pipeline	Alexandria, VA	National Landing	50.0%	180,600
					2,034,400

Landmark
Rosslyn Gateway - North	Commercial	Arlington, VA	Rosslyn	18.0%	146,902
Rosslyn Gateway - South	Commercial	Arlington, VA	Rosslyn	18.0%	103,588
Rosslyn Gateway - South Land	Development Pipeline	Arlington, VA	Rosslyn	18.0%	498,500
Rosslyn Gateway - North Land	Development Pipeline	Arlington, VA	Rosslyn	18.0%	311,000
					1,059,990

CBREI Venture
The Foundry	Commercial	Washington, DC	Georgetown	9.9%	227,493

Bresler / Brookfield
Waterfront Station	Development Pipeline	Washington, DC	Southwest	2.5%	662,600

Brandywine
1250 1st Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	265,800
51 N Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	177,500
50 Patterson Street	Development Pipeline	Washington, DC	Union Market / NoMa / H Street	30.0%	142,200
					585,500

Prudential Global Investment Management
Central Place Tower	Commercial	Arlington, VA	Rosslyn	50.0%	551,594

4747 Bethesda Venture
4747 Bethesda Avenue (2)	Commercial	Bethesda, MD	Bethesda CBD	20.0%	300,508

Canadian Pension Plan Investment Board
1101 17th Street	Commercial	Washington, DC	CBD	55.0%	209,401

Total Unconsolidated Real Estate Ventures					5,631,486

Note:  Total SF at 100% share.

(1)	J.P. Morgan Global Alternatives is the advisor for an institutional investor.
(2)	Includes JBG SMITH's corporate office lease for approximately 84,400 SF.

DEFINITIONS	SEPTEMBER 30, 2023

Definitions

"Annualized Rent" is defined as (i) for commercial assets, or the retail component of a mixed-use asset, the in-place monthly base rent before Free Rent, plus tenant reimbursements as of September 30, 2023, multiplied by 12, and (ii) for multifamily assets, or the multifamily component of a mixed-use asset, the in-place monthly base rent before Free Rent as of September 30, 2023, multiplied by 12. Annualized Rent excludes rent from leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics) and percentage rent. The in-place monthly base rent does not take into consideration temporary rent relief arrangements.

"Annualized Rent per Square Foot" is defined as (i) for commercial assets, annualized office rent divided by occupied office square feet and annualized retail rent divided by occupied retail square feet; and (ii) for multifamily assets, monthly multifamily rent divided by occupied multifamily square feet; annualized retail rent and retail square feet are excluded from this metric. Excludes percentage rent and the square footage of tenants that only pay percentage rent. Occupied square footage may differ from leased square footage because leased square footage includes leases that have been signed but the tenant has not yet taken occupancy (not yet included in Percent Occupied metrics).

"Development Pipeline" refers to assets that have the potential to commence construction subject to receipt of full entitlements, completion of design and market conditions where we (i) own land or control the land through a ground lease or (ii) are under a long-term conditional contract to purchase, or enter into, a leasehold interest with respect to land.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), EBITDA for Real Estate ("EBITDAre") and "Adjusted EBITDA" are non-GAAP financial measures. EBITDA and EBITDAre are used by management as supplemental operating performance measures, which we believe help investors and lenders meaningfully evaluate and compare our operating performance from period-to-period by removing from our operating results the impact of our capital structure (primarily interest charges from our outstanding debt and the impact of our interest rate swaps and caps) and certain non-cash expenses (primarily depreciation and amortization expense on our assets). EBITDAre is computed in accordance with the definition established by Nareit. Nareit defines EBITDAre as GAAP net income (loss) adjusted to exclude interest expense, income taxes, depreciation and amortization expense, gains and losses on sales of real estate and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments of unconsolidated real estate ventures. These supplemental measures may help investors and lenders understand our ability to incur and service debt and to make capital expenditures. EBITDA and EBITDAre are not substitutes for net income (loss) (computed in accordance with GAAP) and may not be comparable to similarly titled measures used by other companies.

Adjusted EBITDA represents EBITDAre adjusted for items we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, lease liability adjustments, income from investments, business interruption insurance proceeds, litigation settlement proceeds and share-based compensation expense related to the Formation Transaction and special equity awards. We believe that adjusting such items not considered part of our comparable operations, provides a meaningful measure to evaluate and compare our performance from period-to-period.

Because EBITDA, EBITDAre and Adjusted EBITDA have limitations as analytical tools, we use EBITDA, EBITDAre and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that users of these measures should consider EBITDA, EBITDAre and Adjusted EBITDA in conjunction with net income (loss) and other GAAP measures in understanding our operating results. A reconciliation of net income (loss) to EBITDA, EBITDAre and Adjusted EBITDA is presented on page 15.

"Estimated Incremental Investment" means management's estimate of the remaining cost to be incurred in connection with the development of an asset as of September 30, 2023, including all remaining acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs to develop and stabilize the asset but excluding any financing costs and ground rent expenses. Actual incremental investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"Estimated Potential Development Density" reflects management's estimate of developable gross square feet based on our current business plans with respect to real estate owned or controlled as of September 30, 2023. Our current business plans may contemplate development of less than the maximum potential development density for individual assets. As market conditions change, our business plans, and therefore, the Estimated Potential Development Density, could change accordingly. Given timing, zoning requirements and other

DEFINITIONS	SEPTEMBER 30, 2023

factors, we make no assurance that Estimated Potential Development Density amounts will become actual density to the extent we complete development of assets for which we have made such estimates.

"Estimated Total Investment" means, with respect to the development of an asset, the sum of the Historical Cost in such asset and the Estimated Incremental Investment for such asset. Actual total investment may differ substantially from our estimates due to numerous factors, including unanticipated expenses, delays in the estimated start and/or completion date, changes in design and other contingencies.

"First-generation" is a lease on space that had been vacant for at least nine months or a lease on newly delivered space.

"Formation Transaction" refers collectively to the spin-off on July 17, 2017 of substantially all of the assets and liabilities of Vornado Realty Trust's Washington, DC segment, which operated as Vornado / Charles E. Smith, and the acquisition of the management business and certain assets and liabilities of The JBG Companies.

"Free Rent" means the amount of base rent and tenant reimbursements that are abated according to the applicable lease agreement(s).

Funds from Operations ("FFO"), "Core FFO" and Funds Available for Distribution ("FAD") are non-GAAP financial measures. FFO is computed in accordance with the definition established by Nareit in the Nareit FFO White Paper - 2018 Restatement. Nareit defines FFO as net income (loss) (computed in accordance with GAAP), excluding depreciation and amortization expense related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, including our share of such adjustments for unconsolidated real estate ventures.

Core FFO represents FFO adjusted to exclude items which we believe are not representative of ongoing operating results, such as Transaction and Other Costs, impairment write-downs of right-of-use assets associated with leases in which we are a lessee, gain (loss) on the extinguishment of debt, earnings (losses) and distributions in excess of our investment in unconsolidated real estate ventures, share-based compensation expense related to the Formation Transaction and special equity awards, lease liability adjustments, income from investments, business interruption insurance proceeds, litigation settlement proceeds, amortization of the management contracts intangible and the mark-to-market of derivative instruments, including our share of such adjustments for unconsolidated real estate ventures.

FAD represents Core FFO adjusted for recurring tenant improvements, leasing commissions and other capital expenditures, net deferred rent activity, third-party lease liability assumption (payments) refunds, recurring share-based compensation expense, accretion of acquired below-market leases, net of amortization of acquired above-market leases, amortization of debt issuance costs and other non-cash income and charges, including our share of such adjustments for unconsolidated real estate ventures. FAD is presented solely as a supplemental disclosure that management believes provides useful information as it relates to our ability to fund dividends.

We believe FFO, Core FFO and FAD are meaningful non-GAAP financial measures useful in comparing our levered operating performance from period-to-period and as compared to similar real estate companies because these non-GAAP measures exclude real estate depreciation and amortization expense, which implicitly assumes that the value of real estate diminishes predictably over time rather than fluctuating based on market conditions, and other non-comparable income and expenses. FFO, Core FFO and FAD do not represent cash generated from operating activities and are not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as a performance measure or cash flow as a liquidity measure. FFO, Core FFO and FAD may not be comparable to similarly titled measures used by other companies. A reconciliation of net income (loss) to FFO, Core FFO and FAD is presented on pages 16-17.

"GAAP" means accounting principles generally accepted in the United States of America.

"Historical Cost" is a non-GAAP measure which includes the total Historical Cost incurred by JBG SMITH with respect to the development of an asset, including any acquisition costs, hard costs, soft costs, tenant improvements (excluding Free Rent converted to tenant improvement allowances), leasing costs and other similar costs, but excluding any financing costs and ground rent expenses incurred as of September 30, 2023.

DEFINITIONS	SEPTEMBER 30, 2023

"In-Service" refers to commercial or multifamily operating assets that are at or above 90% leased or have been operating and collecting rent for more than 12 months as of September 30, 2023.

"JBG SMITH Share" or "our share" refer to our ownership percentage of consolidated and unconsolidated assets in real estate ventures, but exclude our: (i) 10.0% subordinated interest in one commercial building, (ii) 33.5% subordinated interest in four commercial buildings and (iii) 49.0% interest in three commercial buildings, as well as the associated non-recourse mortgage loans, held through unconsolidated real estate ventures; these interests and debt are excluded because our investment in each real estate venture is zero, we do not anticipate receiving any near-term cash flow distributions from the real estate ventures, and we have not guaranteed their obligations or otherwise committed to providing financial support.

"Metro-Served" means locations, submarkets or assets that are within 0.5 miles of an existing or planned Metro station.

"Monthly Rent Per Unit" represents multifamily rent for the month ended September 30, 2023 divided by occupied units; retail rent is excluded from this metric.

"Net Debt" is a non-GAAP financial measurement. Net Debt represents our total consolidated and unconsolidated indebtedness less cash and cash equivalents at our share. Net Debt is an important component in the calculations of Net Debt to Annualized Adjusted EBITDA and Net Debt / total enterprise value. We believe that Net Debt is a meaningful non-GAAP financial measure useful to investors because we review Net Debt as part of the management of our overall financial flexibility, capital structure and leverage. We may utilize a considerable portion of our cash and cash equivalents at any given time for purposes other than debt reduction. In addition, cash and cash equivalents at our share may not be solely controlled by us. The deduction of cash and cash equivalents at our share from consolidated and unconsolidated indebtedness in the calculation of Net Debt, therefore, should not be understood to mean that it is available exclusively for debt reduction at any given time.

Net Operating Income ("NOI"), "Annualized NOI", "Estimated Stabilized NOI" and "Projected NOI Yield" are non-GAAP financial measures management uses to assess an asset's performance. The most directly comparable GAAP measure is net income (loss) attributable to common shareholders. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only property related revenue (which includes base rent, tenant reimbursements and other operating revenue, net of Free Rent and payments associated with assumed lease liabilities) less operating expenses and ground rent for operating leases, if applicable. NOI also excludes deferred rent, related party management fees, interest expense, and certain other non-cash adjustments, including the accretion of acquired below-market leases and the amortization of acquired above-market leases and below-market ground lease intangibles. Management uses NOI as a supplemental performance measure of our assets and believes it provides useful information to investors because it reflects only those revenue and expense items that are incurred at the asset level, excluding non-cash items. In addition, NOI is considered by many in the real estate industry to be a useful starting point for determining the value of a real estate asset or group of assets. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our assets that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our assets, all of which have real economic effect and could materially impact the financial performance of our assets, the utility of NOI as a measure of the operating performance of our assets is limited. NOI presented by us may not be comparable to NOI reported by other REITs that define these measures differently. We believe to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) attributable to common shareholders as presented in our financial statements. NOI should not be considered as an alternative to net income (loss) attributable to common shareholders as an indication of our performance or to cash flows as a measure of liquidity or our ability to make distributions. Annualized NOI, for all assets except Crystal City Marriott, represents NOI for the three months ended September 30, 2023 multiplied by four. Due to seasonality in the hospitality business, Annualized NOI for Crystal City Marriott represents the trailing 12-month NOI as of September 30, 2023. Management believes Annualized NOI provides useful information in understanding our financial performance over a 12-month period, however, investors and other users are cautioned against attributing undue certainty to our calculation of Annualized NOI. Actual NOI for any 12-month period will depend on a number of factors beyond our ability to control or predict, including general capital markets and economic conditions, any bankruptcy, insolvency, default or other failure to pay rent by one or more of our tenants and the destruction of one or more of our assets due to terrorist attack, natural disaster or other casualty, among others. We do not undertake any obligation to update our calculation to reflect events or circumstances occurring after the date of this Investor Package. There can be no assurance that the Annualized NOI shown will reflect our actual results of operations over any 12-month period.

DEFINITIONS	SEPTEMBER 30, 2023

This Investor Package also contains management's estimate of stabilized NOI and projections of NOI yield for Under-Construction assets, which are based on management's estimates of property-related revenue and operating expenses for each asset. These estimates are inherently uncertain and represent management's plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. The property-related revenues and operating expenses for our assets may differ materially from the estimates included in this Investor Package. Management's projections of NOI yield are not projections of our overall financial performance or cash flow, and there can be no assurance that the Projected NOI Yield set forth in this Investor Package will be achieved.

Projected NOI Yield means our Estimated Stabilized NOI reported as a percentage of (i) Estimated Total Investment and (ii) Estimated Incremental Investment. Actual initial full year stabilized NOI yield may vary from the Projected NOI Yield based on the actual incremental investment to complete the asset and its actual initial full year stabilized NOI, and there can be no assurance that we will achieve the Projected NOI Yields described in this Investor Package.

We do not provide reconciliations for non-GAAP estimates on a future basis, including Estimated Stabilized NOI and expected Annualized NOI because we are unable to provide a meaningful or accurate calculation or estimate of reconciling items and the information is not available without unreasonable effort. This inability is due to the inherent difficulty of forecasting the timing and/or amounts of various items that would impact net income (loss). Additionally, no reconciliation of Projected NOI Yield to the most directly comparable GAAP measure is included in this Investor Package because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measures without unreasonable efforts because such data is not currently available or cannot be currently estimated with confidence. Accordingly, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

"Non-Same Store" refers to all operating assets excluded from the Same Store pool.

"Percent Leased" is based on leases signed as of September 30, 2023, and is calculated as total rentable square feet less rentable square feet available for lease divided by total rentable square feet expressed as a percentage. Out-of-service square feet are excluded from this calculation.

"Percent Occupied" is based on occupied rentable square feet/units as of September 30, 2023, and is calculated as (i) for office and retail space, total rentable square feet less unoccupied square feet divided by total rentable square feet, (ii) for multifamily space, total units less unoccupied units divided by total units, expressed as a percentage. Out-of-service square feet and units are excluded from this calculation.

"Pro Rata Adjusted General and Administrative Expenses", a non-GAAP financial measure, represents general and administrative expenses adjusted for share-based compensation expense related to the Formation Transaction and special equity awards and the general and administrative expenses of our third-party asset management and real estate services business that are directly reimbursed. We believe that adjusting such items not considered part of our comparable operations provides a meaningful measure to assess our general and administrative expenses as compared to similar real estate companies and in general.

"Recently Delivered" refers to multifamily and commercial assets that are below 90% leased and have been delivered within the 12 months ended September 30, 2023.

"Same Store" refers to the pool of assets that were In-Service for the entirety of both periods being compared, except for assets for which significant redevelopment, renovation, or repositioning occurred during either of the periods being compared.

"Second-generation" is a lease on space that had been vacant for less than nine months.

"Signed But Not Yet Commenced Leases" means leases that, as of September 30, 2023, have been executed but for which rent has not commenced.

"Square Feet" or "SF" refers to the area that can be rented to tenants, defined as (i) for commercial assets, rentable square footage defined in the current lease and for vacant space the rentable square footage defined in the previous lease for that space, (ii) for multifamily assets, management's estimate of approximate rentable square feet, (iii) for Under-Construction

DEFINITIONS	SEPTEMBER 30, 2023

assets, management's estimate of approximate rentable square feet based on current design plans as of September 30, 2023, and (iv) for assets in the Development Pipeline, management's estimate of developable gross square feet based on current business plans with respect to real estate owned or controlled as of September 30, 2023.

"Transaction and Other Costs" include pursuit costs related to completed, potential and pursued transactions, demolition costs, severance and other costs.

"Under-Construction" refers to assets that were under construction during the three months ended September 30, 2023.

.

APPENDIX – TRANSACTION AND OTHER COSTS	SEPTEMBER 30, 2023

Transaction and Other Costs

	Three Months Ended
dollars in thousands	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022

Transaction and Other Costs
Demolition costs	$175	$1,466	$977	$385	$—
Severance and other costs	1,033	1,799	1,448	20	1,146
Completed, potential and pursued transaction expenses	622	227	47	474	600
Total	$1,830	$3,492	$2,472	$879	$1,746

APPENDIX - EBITDA, EBITDAre AND ADJUSTED EBITDA RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

Are Appendix – EBITDAre and Adjusted EBITDA

	Three Months Ended
dollars in thousands	Q3 2023		Q2 2023		Q1 2023		Q4 2022		Q3 2022

EBITDA, EBITDAre and Adjusted EBITDA
Net income (loss)	$(66,101)		$(12,254)		$24,310		$(20,850)		$(21,581)
Depreciation and amortization expense	50,265		49,218		53,431		56,174		50,056
Interest expense	27,903		25,835		26,842		25,679		17,932
Income tax expense (benefit)	77		611		(16)		(1,336)		166
Unconsolidated real estate ventures allocated share of above adjustments	4,499		4,618		3,664		3,738		7,725
EBITDA attributable to noncontrolling interests	(2)		(32)		30		22		(28)
EBITDA	$16,641		$67,996		$108,261		$63,427		$54,270
Gain on the sale of real estate, net	(906)		—		(40,700)		(3,263)		—
Gain on the sale of unconsolidated real estate assets	(641)		—		—		(618)		—
Real estate impairment loss	59,307		—		—		—		—
Impairment related to unconsolidated real estate ventures (1)	3,319		—		—		3,885		15,401

EBITDAre	$77,720		$67,996		$67,561		$63,431		$69,671
Transaction and Other Costs, net of noncontrolling interests (2)	1,830		3,492		2,472		879		1,746
Litigation settlement proceeds, net	(3,455)		—		—		—		—
Loss (income) from investments, net	221		526		(1,861)		298		567
Loss on the extinguishment of debt	—		450		—		—		1,444
Share-based compensation related to Formation Transaction and special equity awards	46		—		351		1,022		548
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(80)		(341)		(167)		(405)		(18)
Lease liability adjustments	—		(154)		—		—		—
Unconsolidated real estate ventures allocated share of above adjustments	31		—		2		26		34

Adjusted EBITDA	$76,313		$71,969		$68,358		$65,251		$73,992

Net Debt to Annualized Adjusted EBITDA (3)	8.1	x	8.3	x	7.8	x	8.6	x	7.9	x

Net Debt (at JBG SMITH Share)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Consolidated indebtedness (4)	$2,523,354	$2,454,311	$2,344,304	$2,431,730	$2,382,429
Unconsolidated indebtedness (4)	79,992	87,886	87,832	54,975	215,341
Total consolidated and unconsolidated indebtedness	2,603,346	2,542,197	2,432,136	2,486,705	2,597,770
Less: cash and cash equivalents	138,282	165,834	291,799	253,698	272,388
Net Debt (at JBG SMITH Share)	$2,465,064	$2,376,363	$2,140,337	$2,233,007	$2,325,382

Note: All EBITDA measures as shown above are attributable to OP Units and certain fully-vested incentive equity awards that may be convertible into OP Units.

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 53 for the components of Transaction and Other Costs.
(3)	Adjusted EBITDA is annualized by multiplying by four.
(4)	Net of premium/discount and deferred financing costs.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

Appendix – FFO, Core FFO and FAD

	Three Months Ended
in thousands, except per share data	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022

FFO and Core FFO
Net income (loss) attributable to common shareholders	$(58,007)	$(10,545)	$21,171	$(18,579)	$(19,293)
Net income (loss) attributable to redeemable noncontrolling interests	(7,926)	(1,398)	3,363	(2,468)	(2,546)
Net income (loss) attributable to noncontrolling interests	(168)	(311)	(224)	197	258
Net income (loss)	(66,101)	(12,254)	24,310	(20,850)	(21,581)
Gain on the sale of real estate, net of tax	(906)	—	(40,700)	(3,263)	—
Gain on the sale of unconsolidated real estate assets	(641)	—	—	(618)	—
Real estate depreciation and amortization	48,568	47,502	51,611	54,153	47,840
Real estate impairment loss	59,307	—	—	—	—
Impairment related to unconsolidated real estate ventures (1)	3,319	—	—	3,885	15,401
Pro rata share of real estate depreciation and amortization from unconsolidated real estate ventures	2,984	3,111	2,760	2,884	4,999
FFO attributable to noncontrolling interests	168	311	224	(326)	(336)
FFO Attributable to OP Units	$46,698	$38,670	$38,205	$35,865	$46,323
FFO attributable to redeemable noncontrolling interests	(6,600)	(5,247)	(5,203)	(4,776)	(6,227)
FFO Attributable to Common Shareholders	$40,098	$33,423	$33,002	$31,089	$40,096

FFO attributable to OP Units	$46,698	$38,670	$38,205	$35,865	$46,323
Transaction and Other Costs, net of tax and noncontrolling interests (2)	1,755	3,337	2,373	981	1,597
Litigation settlement proceeds, net	(3,455)	—	—	—	—
(Income) loss from investments, net of tax	165	404	(1,405)	109	567
(Gain) loss from mark-to-market on derivative instruments, net of noncontrolling interests	1,572	2,601	2,541	1,487	(2,779)
Loss on the extinguishment of debt	—	450	—	—	1,444
Earnings and distributions in excess of our investment in unconsolidated real estate venture	(80)	(341)	(167)	(405)	(18)
Share-based compensation related to Formation Transaction and special equity awards	46	—	351	1,022	548
Lease liability adjustments	—	(154)	—	—	—
Amortization of management contracts intangible, net of tax	1,031	1,024	1,106	1,106	1,105
Unconsolidated real estate ventures allocated share of above adjustments	63	5	36	21	(416)
Core FFO Attributable to OP Units	$47,795	$45,996	$43,040	$40,186	$48,371
Core FFO attributable to redeemable noncontrolling interests	(6,755)	(6,241)	(5,862)	(5,883)	(7,158)
Core FFO Attributable to Common Shareholders	$41,040	$39,755	$37,178	$34,303	$41,213
FFO per diluted common share	$0.40	$0.30	$0.29	$0.27	$0.35
Core FFO per diluted common share	$0.40	$0.36	$0.33	$0.30	$0.36
Weighted average shares - diluted (FFO and Core FFO)	101,461	109,708	114,062	113,917	114,387

See footnotes on page 56.

APPENDIX - FFO, CORE FFO AND FAD RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

in thousands, except per share data	Three Months Ended
	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022

FAD
Core FFO attributable to OP Units	$47,795	$45,996	$43,040	$40,186	$48,371
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions (3)	(9,225)	(11,602)	(7,794)	(16,780)	(10,094)
Straight-line and other rent adjustments (4)	(5,226)	(6,311)	(8,377)	(7,655)	(6,018)
Third-party lease liability assumption (payments) refunds	—	(25)	95	—	—
Share-based compensation expense	5,995	9,137	9,348	8,084	5,714
Amortization of debt issuance costs	3,372	1,343	1,307	1,162	1,122
Unconsolidated real estate ventures allocated share of above adjustments	875	641	402	2,315	(2,618)
Non-real estate depreciation and amortization	323	341	355	546	740
FAD available to OP Units (A)	$43,909	$39,520	$38,376	$27,858	$37,217
Distributions to common shareholders and unitholders (B)	$26,801	$27,684	$29,619	$29,625	$29,833
FAD Payout Ratio (B÷A) (5)	61.0%	70.1%	77.2%	106.3%	80.2%

Capital Expenditures
Maintenance and recurring capital expenditures	$3,964	$4,707	$2,973	$6,282	$4,944
Share of maintenance and recurring capital expenditures from unconsolidated real estate ventures	10	35	—	72	84
Second-generation tenant improvements and leasing commissions	5,222	6,805	4,742	10,276	5,038
Share of Second-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	29	55	79	150	28
Recurring capital expenditures and Second-generation tenant improvements and leasing commissions	9,225	11,602	7,794	16,780	10,094
Non-recurring capital expenditures	10,422	10,904	9,693	11,822	13,832
Share of non-recurring capital expenditures from unconsolidated real estate ventures	—	3	2	5	9
First-generation tenant improvements and leasing commissions	7,288	4,174	3,125	5,075	13,627
Share of First-generation tenant improvements and leasing commissions from unconsolidated real estate ventures	94	240	313	229	321
Non-recurring capital expenditures	17,804	15,321	13,133	17,131	27,789
Total JBG SMITH Share of Capital Expenditures	$27,029	$26,923	$20,927	$33,911	$37,883

(1)	Related to decreases in the value of the underlying real estate assets.
(2)	See page 53 for the components of Transaction and Other Costs.
(3)	Includes amounts, at JBG SMITH share, related to unconsolidated real estate ventures.
(4)	Includes straight-line rent, above/below market lease amortization and lease incentive amortization.
(5)	The quarterly FAD payout ratio is not necessarily indicative of an amount for the full year due to fluctuation in the timing of capital expenditures, the commencement of new leases and the seasonality of our operations.

APPENDIX - NOI RECONCILIATIONS (NON-GAAP)	SEPTEMBER 30, 2023 (Unaudited)

Appendix – NOI Reconciliations

in thousands	Three Months Ended
	Q3 2023	Q2 2023	Q1 2023	Q4 2022	Q3 2022
Net income (loss) attributable to common shareholders	$(58,007)	$(10,545)	$21,171	$(18,579)	$(19,293)
Add:
Depreciation and amortization expense	50,265	49,218	53,431	56,174	50,056
General and administrative expense:
Corporate and other	11,246	15,093	16,123	15,611	12,072
Third-party real estate services	21,405	22,105	23,823	22,107	21,230
Share-based compensation related to Formation Transaction and special equity awards	46	—	351	1,022	548
Transaction and Other Costs	1,830	3,492	2,472	879	1,746
Interest expense	27,903	25,835	26,842	25,679	17,932
Loss on the extinguishment of debt	—	450	—	—	1,444
Impairment loss	59,307	—	—	—	—
Income tax expense (benefit)	77	611	(16)	(1,336)	166
Net income (loss) attributable to redeemable noncontrolling interests	(7,926)	(1,398)	3,363	(2,468)	(2,546)
Net income (loss) attributable to noncontrolling interests	(168)	(311)	(224)	197	258
Less:
Third-party real estate services, including reimbursements revenue	23,942	22,862	22,784	21,050	21,845
Other income	2,704	3,846	1,726	1,663	1,764
Income (loss) from unconsolidated real estate ventures, net	(2,263)	510	433	(4,600)	(13,867)
Interest and other income, net	7,774	2,281	4,077	1,715	984
Gain on the sale of real estate, net	906	—	40,700	3,263	—
Consolidated NOI	72,915	75,051	77,616	76,195	72,887
NOI attributable to unconsolidated real estate ventures at our share	5,374	5,175	4,429	4,483	7,107
Non-cash rent adjustments (1)	(5,226)	(6,311)	(8,377)	(7,655)	(6,018)
Other adjustments (2)	5,803	5,163	6,845	7,069	6,230
Total adjustments	5,951	4,027	2,897	3,897	7,319
NOI	$78,866	$79,078	$80,513	$80,092	$80,206
Less: out-of-service NOI loss (3)	(995)	(902)	(710)	(805)	(548)
Operating portfolio NOI	$79,861	$79,980	$81,223	$80,897	$80,754

(1)	Adjustment to exclude straight-line rent, above/below market lease amortization and lease incentive amortization.
(2)	Adjustment to include other revenue and payments associated with assumed lease liabilities related to operating properties and to exclude commercial lease termination revenue and related party management fees.
(3)	Includes the results of our Under-Construction assets and assets in the Development Pipeline.

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